                                    RESTATED

                                      and

                                    AMENDED

                               AGREEMENT OF LEASE


                                    between


                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                             OF THE UNITED STATES,

                                                     Landlord

                                      and


                           PAINEWEBBER INCORPORATED,

                                                     Tenant.

                                   Premises:

                            THE PAINEWEBBER BUILDING
                          1285 Avenue of the Americas
                           New York, New York  10019


                                  SHEA & GOULD
                          1251 Avenue of the Americas
                           New York, New York  10020

                               TABLE OF CONTENTS

                                                                            Page
                     Definitions  . . . . . . . . . . . . . . . . . .
Article 1       -    Demise, Premises, Term, Rent . . . . . . . . . .
Article 2       -    Use and Occupancy  . . . . . . . . . . . . . . .
Article 3       -    Alterations  . . . . . . . . . . . . . . . . . .
Article 4       -    Repairs-Floor Load . . . . . . . . . . . . . . .
Article 5       -    Window Cleaning  . . . . . . . . . . . . . . . .
Article 6       -    Requirements of Law  . . . . . . . . . . . . . .
Article 7       -    Subordination  . . . . . . . . . . . . . . . . .
Article 8       -    Rules and Regulations  . . . . . . . . . . . . .
Article 9       -    Property Loss or Damage; Reimbursement . . . . .
Article 10      -    Destruction-Fire or Other Cause  . . . . . . . .
Article 11      -    Eminent Domain . . . . . . . . . . . . . . . . .
Article 12      -    Assignment and Subletting  . . . . . . . . . . .
Article 13      -    Electricity  . . . . . . . . . . . . . . . . . .
Article 14      -    Access to Premises . . . . . . . . . . . . . . .
Article 15      -    Certificate of Occupancy . . . . . . . . . . . .
Article 16      -    Default  . . . . . . . . . . . . . . . . . . . .
Article 17      -    Remedies and Damages . . . . . . . . . . . . . .
Article 18      -    Fees and Expenses  . . . . . . . . . . . . . . .
Article 19      -    No Representations by Landlord . . . . . . . . .
Article 20      -    End of Term  . . . . . . . . . . . . . . . . . .
Article 21      -    Quiet Enjoyment  . . . . . . . . . . . . . . . .
Article 22      -    Directory  . . . . . . . . . . . . . . . . . . .
Article 23      -    No Waiver  . . . . . . . . . . . . . . . . . . .
Article 24      -    Waiver of Trial by Jury  . . . . . . . . . . . .
Article 25      -    Inability to Perform . . . . . . . . . . . . . .
Article 26      -    Bills and Notices  . . . . . . . . . . . . . . .
Article 27      -    Escalation . . . . . . . . . . . . . . . . . . .
Article 28      -    Services . . . . . . . . . . . . . . . . . . . .
Article 29      -    Partnership Tenant . . . . . . . . . . . . . . .
Article 30      -    Vault Space  . . . . . . . . . . . . . . . . . .
Article 31      -    Security . . . . . . . . . . . . . . . . . . . .
Article 32      -    Captions . . . . . . . . . . . . . . . . . . . .
Article 33      -    Building Name  . . . . . . . . . . . . . . . . .
Article 34      -    Parties Bound  . . . . . . . . . . . . . . . . .
Article 35      -    Broker . . . . . . . . . . . . . . . . . . . . .
Article 36      -    Indemnity  . . . . . . . . . . . . . . . . . . .
Article 37      -    Adjacent Excavation-Shoring  . . . . . . . . . .
Article 38      -    Miscellaneous  . . . . . . . . . . . . . . . . .
Article 39      -    Rent Control . . . . . . . . . . . . . . . . . .
Article 40      -    Right of First Offer . . . . . . . . . . . . . .
Article 41      -    Renewal Term . . . . . . . . . . . . . . . . . .

Schedule A       -        Rules and Regulations
Schedule B       -        HVAC Specifications
Schedule B-1     -        HVAC Specification for Concourse, Subconcourse,
                          Bank Vault Space and 39th Floor
Schedule C       -        Cleaning Specifications

Exhibit "A"      -        Property Description
Exhibit "B"      -        Concourse Space
Exhibit "C"      -        Shaftway
Exhibit "D"      -        39th Floor Space
Exhibit "E"      -        Bank Vault Space and Subconcourse Space
Exhibit "F"      -        39th Floor Storage Space

                 THIS RESTATED and AMENDED AGREEMENT OF LEASE, made as of the 1st day of January, 1989, between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation, having an office at 787 Seventh Avenue, New York, New York 10019 ("Landlord") and PAINEWEBBER INCORPORATED, a Delaware corporation, having an office at 1285 Avenue of the Americas, New York, New York 10019 ("Tenant").

                 WHEREAS, Landlord and Tenant entered into a lease, dated as of November 22, 1983, pursuant to which Landlord leased to Tenant the 10th through 17th floors in the Building (hereinafter defined) as well as other space more particularly described therein (the "Original Lease"); and

                 WHEREAS, by seven (7) letter agreements (collectively, the "Letter Agreements"), each dated as of November 22, 1983, Landlord and Tenant modified and amended the Original Lease and agreed on certain other matters; and

                 WHEREAS, Landlord and Tenant mutually desire to amend the Original Lease pursuant to the terms of the Letter Agreements, with certain modifications thereto, to restate the Original Lease in its entirety and to supercede the Letter Agreements in their entirety.

                 NOW, THEREFORE, the parties hereto, in consideration of the mutual agreements herein contained, hereby restate and amend the Original Lease in its entirety upon the agreements, terms, covenants and conditions hereinafter set forth.


                             W I T N E S S E T H :


                 The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.


                                  DEFINITIONS

                 For the purposes of this Lease and all agreements supplemental hereto, the following terms shall have the meanings specified herein.

                 "Additional Sublet Space" shall mean a portion of the Premises (exclusive of the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space and the Bank Vault Space) in excess of the Free Sublet Space.

                 "Alterations" shall mean alterations, installations, improvements, additions or other physical changes, other than decorative items, made in or about the Premises from and after the execution of the Original Lease, or hereafter made.

                 "Alterations Fee" shall have the meaning set forth in Section 3B hereof.

                 "Applicable Rate" shall mean the lesser of (x) two percent (2%) per annum above the then current prime rate charged by Citibank (N.A.) or its successor and (y) the maximum rate permitted by applicable law.

                 "Assessed Valuation" shall have the meaning set fort in
Section 27A hereof.

                 "Bankruptcy Code" shall mean 11 U.S.C. # 101 et seq.

                 "Bank Vault Space" shall mean the portion of the vault space of the Building indicated by shading on the floor plan annexed hereto as Exhibit "E".

                 "Base Operating Expenses" shall have the meaning set forth in
Section 27A hereof.

                 "Building" shall mean the building known, and subject to
Article 33 hereof, to be known as The PaineWebber Building, and by the street address 1285 Avenue of the Americas, New York, New York.

                 "Building Consumption" shall have the meaning set forth in
Article 13 hereof.

                 "Building Systems" shall mean the heating, air conditions, ventilating, elevator, plumbing, mechanical, electrical, sanitary, life-safety and other service systems of the Building.

                 "Business Days" or "business days" shall mean all days excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays.

                 "Concourse Space" shall mean that portion of the concourse floor of the Building indicated by shading on the floor plan annexed hereto as Exhibit "B".





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                 "Consumer Price Index" shall mean the Consumer Price Index for
All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y.-Northeastern N.J. Area, All Items (1967=100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of any adjustments based on the Consumer Price Index as provided herein (including without limitation adjustments of the Fair Market Rent) shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no success thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index. If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for the determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

                 "Current Year" shall have the meaning set forth in Section 27C hereof.

                 "Deficiency" shall have the meaning set forth in Section 17B hereof.

                 "Electrical Capacities" shall have the meaning set forth in
Section 13A hereof.

                 "Electricity Additional Rent" shall have the meaning set forth in Section 13B hereof.

                 "Event of Default" shall have the meaning set forth in Section 16A hereof.

                 "Expiration Date" shall mean March 31, 2000 or the date of actual expiration of the Term if the same shall sooner occur (or later occur as provided in Article 41 hereof).

                 "Fair Market Rent" shall have the meaning set forth in Section 41C hereof.





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
                 "First Exercise Date" shall have the meaning set forth in
Section 41A hereof.

                 "First Renewal Term" shall have the meaning set forth in
Section 41A hereof.

                 "Free Sublet Space" shall mean up to 148,000 (in the aggregate) Rentable Square Feet of the Premises, provided however, in no event shall any portion of the Concourse Space, the Subconcourse Space, the 39th Floor Storage Space or the Bank Vault Space be included in Free Sublet Space.

                 "Governmental Authorities" shall mean any agency, department, commission, board, bureau, instrumentality or political subdivision of the United States of America, the State of New York or The City of New York, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

                 "HVAC" shall mean heat, ventilation and air conditioning.

                 "HVAC Systems" shall mean the Building Systems provided HVAC.

                 "Indemnitees" shall mean Landlord, its partners, shareholders, officers, employees, agents and contractors.

                 "Landlord" on the date as of which this Lease is made, shall mean THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Equitable"), a New York corporation, having an office at 787 Seventh Avenue, New York, New 10019, but thereafter, "Landlord" shall mean only the fee owner of the Real Property of if there shall exist a Superior Lease, the tenant thereunder.

                 "Landlord's Appraiser" shall have the meaning set forth in
Section 41C hereof.

                 "Landlord's Determination" shall have the meaning set forth in
Section 41C hereof.

                 "Landlord's Notice" shall have the meaning stet forth in
Section 41C hereof.

                 "Landlord's Offer" shall have the meaning set forth in Article 40 hereof.

                 "Landlord's Statement" shall have the meaning set forth in
Section 27A hereof.

                 "Lessor" shall mean the lessor under any Superior Lease.

                 "Letter of Intent" shall have the meaning set forth in Article 40 hereof.

                 "Mortgage(s)" shall mean every trust indenture and mortgage which may hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto and substitutions therefor.

                 "Mortgagee" shall mean the holder of any Mortgage.

                 "Mutual Determination" shall have the meaning set forth in
Section 41C hereof.

                 "Non-Disturbance Agreement" shall have the meaning set forth in Section 7A hereof.

                 "Office(s)" shall mean any premises other than premises used as a store or stores for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

                 "Operating Expenses" shall have the meaning set forth in
Section 27A hereof.

                 "Operating Year" shall have the meaning set forth in Section 27A hereof.

                 "Operation of the Property" shall mean maintenance, repair and management of the Real Property or the Building and the curbs, sidewalks and areas adjacent thereto.

                 "Original Lease" shall have the meaning set forth in the first Whereas clause hereof.

                 "Overtime Periods" shall have the meaning set forth in Section 28C hereof.

                 "Parties" shall have the meaning set forth in Section 38B hereof.

                 "Partnership Tenant" shall have the meaning set forth in
Article 29 hereof.

                 "Premises" shall mean the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space, the entire ninth
(9th) through eighteenth (18th) floors of the Building, the 38th Floor Space and the 39th Floor Space, together with the vertical shaftway indicated by shading of the typical floor plans attached hereto as Exhibits "C-1", "C-2" and "C-3" and located between floors nine (9) through eighteen (18), provided Tenant seals the slab opening of such shaftway on the ninth (9th) and eighteenth (18th) floors.

                 "Prevailing Rental Rate" shall have the meaning set forth in Section 12B hereof.

                 "Real Property" shall mean the Building together with the plot of land, described in Exhibit "A" annexed hereto, upon which it stands.

                 "Renewal Notice" shall have the meaning set forth in Section 41A hereof.

                 "Renewal Option" shall have the meaning set forth in Section 41A hereof.

                 "Renewal Term" shall have the meaning set forth in Section 41A hereof.

                 "Rent" shall have the meaning set forth in Article 1 hereof; "rent" shall mean and be deemed to include Rent, any increases in Rent (pursuant to Article 27 hereof), all additional rent and any other sums payable by Tenant hereunder.

                 "Rentable Square Feet" shall mean rentable square feet determined in accordance with the Real Estate Board of New York, Inc.'s Standard Method of Floor Measurement for Office Buildings, then in effect.

                 "Rental Value" shall have the meaning set forth in Section 41 hereof.

                 "Rent Notice" shall have the meaning set forth in Section 41C hereof.

                 "Rent Per Square Foot" shall have the meaning set forth in
Section 12C hereof.

                 "Requirements" shall mean all laws, orders and regulations (including, but not limited to, the New York State Energy Conservation Construction Code), of all Governmental Authorities and all rules, order, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises as a result of the use or occupation thereof by Tenant for any purpose not authorized by the provisions of this Lease or the conduct by Tenant of its business in the Premises in a manner different from the ordinary and proper conduct of such business.

                 "Rules and Regulations" shall mean the rules and regulation annexed hereto as Schedule A, and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt on such notice to be given as landlord may elect, subject to Tenant's right to dispute the reasonableness thereof as provided in Article 8 hereof.

                 "Second Exercise Date" shall have the meaning set forth in
Section 41A hereof.

                 "Second Renewal Term" shall have the meaning set forth in
Section 41A hereof.

                 "Space Factor" shall mean (a) 484,000 with respect to floors nine (9) through eighteen (18) of the Premises, (b) 27,000 with respect to the 38th Floor Space, (c) 3,399 with respect to the 39th Floor Space, (d) 11,745 with respect to the Subconcourse Space and the 39th Floor Storage Space, (e) 4,344 with respect to the Bank Vault Space, and (f) 553 with respect to the Concourse Space.

                 "Subconcourse Space" shall mean that portion of the subcellar in the Building indicated by shading on the floor plan annexed hereto as Exhibit "E".

                 "Sublease Profit" shall have the meaning set forth in Section 12C hereof.

                 "Sublease Rent" shall have the meaning set forth in Section 12C hereof.

                 "Sublease Rent Per Square Foot" shall have the meaning set forth in Section 12C hereof.

                 "Sublease Statement" shall have the meaning set forth in
Section 12C hereof.

                 "Superior Leases" shall mean all ground or underlying leases of the Real Property or the Building now or hereafter made by Landlord.

                 "Tax Credit" shall have the meaning set forth in Section 27B hereof.

                 "Taxes" shall have the meaning set forth in Section 27A hereof.

                 "Tax Year" shall mean the period July 1 through June 30 ( or such other period as hereafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes), to the extent such period occurs during the Term.

                 "Tenant" on the date as of which this Lease is made, shall mean PAINEWEBBER INCORPORATED, a Delaware corporation, having an office at 1285 Avenue of the Americas, New York, New York 10019, but thereafter, subject to the provisions of Section 12A hereof, "Tenant" shall mean only the tenant under this Lease at the time in question.

                 "Tenant's Appraiser" shall have the meaning set forth in
Section 41C hereof.

                 "Tenant's Consumption" shall have the meaning set forth in
Section 13B.

                 "Tenant's Determination" shall have the meaning set forth in
Section 41C hereof.

                 "Tenant's Property" shall mean Alterations and fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property owned by Tenant.

                 "Tenant's Pro Rata Share of the Building Electricity" shall have the meaning set forth in Section 13B.

                 "Tenant's Share" shall mean thirty-four and six-tenth (34.6%), as the same shall be increased or decreased as provided herein.

                 "Tentative Monthly Escalation Charge" shall have the meaning set forth in Section 27C hereof.

                 "10th Floor Space" shall mean the entire tenth (10th) Floor of the Building.

                 "Term" shall mean a term which has commenced and shall expire on the Expiration Date.

                 "Third Appraiser" shall have the meaning set forth in Section 41C hereof.

                 "38th Floor Space" shall mean the entire thirty-eighth (38th) Floor of the Building.

                 "39th Floor Space" shall mean the portion of the thirty-ninth
(39th) floor of the Building indicated by shading on the floor plan annexed hereto as Exhibit "D".

                 "39th Floor Storage Space" shall mean the portion of the thirty-ninth (39th) floor of the Building indicated by shading on the floor plan annexed hereto as Exhibit "D".

                 1. DEMISE, PREMISES, TERM, RENT. Landlord has leased to Tenant and Tenant has hired from Landlord the Premises, for the Term which shall end on the Expiration Date unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, at an annual Rent of

                 1. for the period commencing on January 1, 1989 and ending on February 28, 1990,

                                        (i)      with respect to the
                               Subconcourse Space, One Hundred Ninety-Six
                               Thousand Dollars ($196,000) ($16,333.33
                               per month),

                                        (ii)     with respect to the 39th Floor
                               Space One Hundred Thirty-Five Thousand Four
                               Hundred Sixteen and 16/100 Dollars ($135,416.16) ($11,284,68 per month),

                                        (iii)    with respect to the 39th Floor
                               Storage Space, Thirty Eight Thousand Nine
                               Hundred Dollars ($38,900) ($3,241.67 per month),

                                        (iv)     with respect to the Concourse
                               Space, Sixteen Thousand Five Hundred Ninety
                               Dollars ($16,590) ($1,382.50 per month),

                                        (v)      with respect to the Bank Vault
                               Space, Eighty-Six Thousand Eight Hundred

                                  Eighty Dollars ($86,880)  ($7,240 per month),

                                        (vi)     with respect to the 38th Floor
                                  Space, One Million Two Hundred Fifteen
                                  Thousand Dollars ($1,215,000)  ($101,250 per
                                  month); and

                                        (vii)    with respect to the balance of
                                  the Premises other than the 10th Floor
                                  Space, Sixteen Million Sixty Thousand Two
                                  Hundred Seventy-Five Dollars ($16,060,275)
                                  ($1,338,356.25 per month);

                 2. for the period commencing on January 1, 1989 and ending on April 30, 1990 with respect to the 10th Floor Space, Two Million Five Hundred Seventy-Three Thousand Seven Hundred Twenty-Five Dollars ($2,573,725) ($214,477.08 per month),

                 3. for the period commencing on March 1, 1990 and ending on February 28, 1995,

                                        (i)      with respect to the
                                  Subconcourse Space, Two Hundred Twenty
                                  Thousand Five Hundred Dollars ($220,500)
                                  ($18,375 per month),

                                        (ii)     with respect to the 39th Floor
                                  Space One Hundred Fifty Two Thousand Four
                                  Hundred Eleven and 16/100 Dollars
                                  ($152,411.16)  ($12,700.98 per month),

                                        (iii)    with respect to the 39th Floor
                                  Storage Space, Forty Three Thousand Seven
                                  Hundred Sixty-Two and 50/100 Dollars
                                  ($43,762.50)  ($3,646.88 per month),

                                        (iv)     with respect to the Concourse
                                  Space, Nineteen Thousand Three Hundred
                                  Fifty Five Dollars ($19,355) ($1,612.92 per month),

                                        (v)      with respect to the Bank Vault
                                  Space, Ninety-Seven Thousand Seven Hundred
                                  Forty Dollars ($97,740) ($8,145 per month),

                                        (vi)     with respect to the 38th Floor
                                  Space, One Million Three Hundred Fifty
                                  Thousand Dollars ($1,350,000) ($112,500 per
                                  month), and

                                        (vii)    with respect to the balance of
                                  the Premises other than the 10th Floor
                                  Space, Eighteen Million Three Hundred
                                  Fifty-Four Thousand Six Hundred Dollars
                                  ($18,354,600) ($1,529,550 per month);

                 4. for the period commencing on May 1, 1990 and ending on April 30, 1995 with respect to the 10th Floor Space Two Million Nine Hundred Forty-One Thousand Four Hundred Dollars ($2,941,400) ($245,116.67 per
                          month),

                 5. for the period commencing on March 1, 1995 and ending on the Expiration Date,

                                        (i)      with respect to the
                                  Subconcourse Space, Two Hundred Forty-
                                  Five Thousand Dollars ($245,000) ($20,416.67
                                  per month),

                                        (ii)     with respect to the 39th Floor
                                  Space, One Hundred Sixty-Nine Thousand Four
                                  Hundred Six and 16/100 Dollars ($169,406.16)
                                  ($14,117.18 per month),

                                        (iii)    with respect to the 39th Floor
                                  Storage Space, Forty-Eight Thousand Six
                                  Hundred Twenty-Five Dollars ($48,625)
                                  ($4,052.08 per month),

                                        (iv)     with respect to the Concourse
                                  Space, Twenty-Two Thousand One Hundred
                                  Twenty Dollars ($22,120) ($1,843.33 per
                                  month),

                                        (v)      with respect to the Bank Vault
                                  Space, One Hundred Eight Thousand Six
                                  Hundred Dollars ($108,600) ($9,050 per
                                  month),

                                        (vi)     with respect to the 38th Floor
                                  Space, One Million Four Hundred Eighty-Five
                                  Thousand Dollars ($1,485,000)  ($123,750
                                  per month), and

                                        (vii)    with respect to the balance of
                                  the Premises other than the Tenth Floor
                                  Space, Twenty Million Four Hundred Forty
                                  Thousand Three Hundred Fifty Dollars
                                  ($20,440,350) ($1,703,362.50 per month).

                 6. for the period commencing on May 1, 1995 and ending on the Expiration Date with respect to the Tenth Floor Space Three Million Two Hundred Seventy-Five Thousand Six Hundred Fifty Dollars ($3,275,650) ($272,970.83 per month), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of the payment in equal monthly installments in advance, on the first (1st) day of each calendar month during the Term (except as hereinafter otherwise provided) at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever. At the request of Landlord, Rent shall be payable when due by wire transfer of funds to an account designated from time to time by Landlord.

                 2. USE AND OCCUPANCE. A. Tenant shall use and occupy the Premises only as general and executive offices, and uses incidental thereto, provided, however, Tenant may, subject to compliance with Article 15 hereof and all applicable Requirements, use and occupy (i) the Subconcourse Space for office use and uses incidental thereto, (ii) the 39th Floor Space for the purposes of storage and preparation of food necessary to service the dining room located on the 38th Floor Space, (iii) the Concourse Space as messenger and mail room facility for Tenant's own business requirements, and (iv) The Bank Vault Space as a reproduction and copying facility for Tenant's own business requirements. In addition, Tenant may, subject to compliance with all applicable Requirements, use portions of the Premises (a) for the operation of a trading floor or floors and trading support systems and (b) as a securities trading and sales facility, other than for off-the-street retail sales to the general public. Notwithstanding the foregoing, PaineWebber Incorporated (and no other Tenant or occupant of the Premises) may use up to 25,000 Rentable Square Feet of the Premises (other than the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space, the 38th Floor Space and the 39th Floor Space) as a retail securities trading and sales facility as long as the principal method of the conduct of business of such facility shall be by telephone, mail, telex or other method of communication not requiring face-to-face contact with the public, and provided that the off-the-street services furnished to the general public on a face-to-face basis shall be incidental to the conduct of such business and shall not be conducted in a manner or in a volume so as to materially increase the burden on the elevators or the security systems of the Building. In addition, Tenant, at its sole costs and expense and upon compliance with Article 15 hereof and all applicable requirements, may use other portions of the Premises as: (a) a word processing center; (b) a computer and communication system center; (c) employee lounges; and (d) an executive dining room; provided that Tenant, at its sole cost and expense, obtains and maintains any and all permits required in connection with such uses.

                          B.      Tenant shall not use the Premises or any part
thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with Tenant's own business, (2) for a banking, trust company, depository, guarantee or safe deposit business, if (in each case) open to the general public for off-the-street transactions, (3) as a savings bank, savings and loan association, or loan company, if (in each case) open to the general public for off-the-street transactions, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit to the general public for off-the-street transactions, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by Tenant's officers, employees and business guests, (6) as an employment agency or similar enterprise (other than an executive search firm, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (7) as a barber shop or beauty salon, or (8) by any agency or department of the United States Government or the City or State of New York or any foreign government or agency thereof.

                 3. ALTERATIONS. A. (1) Except as otherwise expressly provided herein, Tenant shall not make any Alterations, without Landlord's prior consent. Landlord agrees not to unreasonably withhold or delay its consent to any nonstructural Alteration, proposed to be made by Tenant to adapt the Premises for those purposes permitted by Section A of Article 2, provided that such Alterations are performed only by contractors reasonably approved by Landlord, do not adversely affect the Building Systems, or affect any other part of the Building (other than the Premises), do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building (including Landlord) and do not reduce the value of the Building.

                 (2) All Alterations shall be performed at Tenant's expense, in accordance with the Rules and Regulations, and at such times and in such manner as Landlord may from time to time reasonably designate. Tenant shall be permitted to preform such Alterations during the hours of 8:00 A.M. to 6:00 P.M. on business days, and at any other time upon payment to Landlord of Landlord's expenses therefor, provided that such work shall not unreasonably interfere with or cause interruption of the operation and maintenance of the Building or with the use and occupancy of the Building by other tenants for space or occupants in the Building. All furniture, furnishings and movable fixtures and partitions installed by Tenant and all Alterations in and to the Premises which have been or may be made by Tenant at its own cost and expense prior to and during the Term, shall remain the property of Tenant and upon the Expiration Date or earlier end of the Term, may be removed from the Premises by Tenant at Tenant's option, provided, however, that Tenant shall repair in a good and workmanlike manner to the then Building standard condition any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, however, Landlord upon notice given at least thirty (30) days prior to the Expiration Date or earlier end of the Term, may require Tenant to remove any such furniture, furnishings, and movable fixtures, partitions and specialty Alterations, including kitchens, executive bathrooms, raised computer floors, trading floors, computer installations, vaults, air conditioning equipment, or other Alterations of similar character, and to repair in a good and workmanlike manner to the then Building standard condition any damage to the Premises or the Building caused by such removal. Any of such items or installations not so removed by Tenant shall become the property of Landlord, and shall remain upon and be surrendered with the Premises as part thereof at the end of the Term.

                 (3) Prior to making any Alterations, Tenant (a) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings to the extent applicable) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications (except with respect to any nonstructural Alteration referred to in Section A(6) hereof for which Landlord's approval is not required), which in the case of nonstructural

Alterations shall be unreasonably withheld or delayed (b) shall, at its expense, obtain all permits, approvals and certificates required by all Governmental Authorities and (c) shall furnish to Landlord duplicate original policies (or certificates thereof) of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents, any Lessor and any Mortgagee as additional insureds. In addition, no Alteration at a cost for labor and materials (as reasonably estimated by Landlord's architect, engineer or contractor) in excess of Five Hundred Seventy-Five Thousand Dollars ($575,000) (which amount will be increased on each September 1 hereafter, by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the immediately preceding September 1) either individually or in the aggregate with any other Alteration constructed in any twelve (12) month period shall be undertake prior to Tenant delivering to Landlord either (i) a performance bond and labor and materials payment bond (issued by a surety company, and in form reasonably satisfactory to Landlord each in an amount equal to 120% of such estimated cost, or (ii) such other security as shall be reasonably satisfactory to Landlord, and such Alteration shall be performed under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements and the Rules and Regulations. All materials and equipments to be incorporation in the Premises as an Alteration or a part thereof shall be first quality, and no such materials or equipment (other than furniture, furnishings, office equipment and other personal property not affixed to the Premises) shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Upon competition of any Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration as may be required by any Governmental Authority and shall furnish Landlord with copies thereof together with the "as-built" plans and specifications for such Alterations. If Landlord shall fail to disapprove Tenant's final plans and specifications within twenty (20) days or within fifteen (15) days with respect to any resubmission of disapproved plans, after Landlord's receipt thereof, Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be ineffective unless accompanied by a statement of the reasons for such disapproval.

        (4) Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days after notice thereof, at Tenant's expense, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by the Landlord, Tenant or any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately; provided, however, to the extent that such interference or conflict is the result of labor affiliation or non-affiliation, and if Landlord shall have theretofore approved Tenant's mechanics or contractors, as the case may be, and such approval was given prior to the approval of any other contractors or mechanics which are the cause of the interference or conflict, Tenant's contractors or mechanics as the case may be, may remain at the Building.

                 (5) Prior to making an Alteration, at Tenant's request, Landlord shall furnish Tenant with a list of contractors who may perform Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord's consent for such contractor unless, prior to entering into a contract with such contractor, Landlord shall notify Tenant that such contractor has been removed from the list.

                 (6) Anything contained herein to the contrary notwith-standing, Tenant may make nonstructural Alterations which do not affect the Building Systems, or any other part of the Building (other than the Premises) the cost of the labor and materials for which shall not exceed Four Hundred Thousand Dollars ($400,000) (which amount will be increased on each September 1 hereafter, by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the immediately preceding September 1) either individually or in the aggregate with any other nonstructural Alteration made in any twelve (12) month period, without first obtaining Landlord's consent, provided that at least five (5) Business Days prior to making such Alterations, Tenant shall deliver the plans and specifications therefore to Landlord and in making such Alterations Tenant shall otherwise comply with the provisions of this
Article 3.

                 B.       (1)     Tenant shall pay to Landlord, as additional
rent, in connection with all Alterations, a fee (the "Alterations Fee") equal to ten percent (10%) of the total cost of such Alterations. There shall be excluded from the computation of the total cost of such Alterations the cost of furniture, furnishings, draperies, office equipment not affixed to the Premises, art work, cabinetry, painting and carpeting.

                 (2) Prior to making any Alteration, Tenant shall submit to Landlord a statement of Tenant's independent architect, if employed, or contractor estimating the total costs of such Alteration and the estimated time required to complete such Alteration. The Alterations Fee shall be calculated on the basis of such estimate and paid in equal monthly installments during the course of the performance of the Alteration, on the first day of each month. Within three (3) Business Days after completion of the Alteration, Tenant shall pay to Landlord the entire balance of the Alterations Fee, if not theretofore paid in full.

                 (3) Upon competition of any Alteration, Tenant shall submit to Landlord a statement of Tenant's independent architect, if employed, or contractor certifying the total cost of such Alteration together with documentation reasonably satisfactory to Landlord, evidencing such cost. The Alterations Fee shall be adjusted, if necessary, based on the certification.
If the Alterations Fee, as adjusted shall be greater than the amount theretofore paid to Landlord by Tenant on account of such Fee, Tenant shall pay such deficiency simultaneously with the delivery to Landlord of the certification. If such Alterations Fee, as adjusted, is less than the amount theretofore paid to Landlord by Tenant on account of such Fee, Landlord, within ten (10) Business Days after Landlord's receipt of the certification shall pay to Tenant the amount of such overpayment. If Landlord shall dispute the statement certifying the total costs of such Alteration, Landlord shall have the right, within thirty (30) days after receipt of the certification, to elect to employ an independent certified public accountant to review Tenant's books and records relating to such Alteration. The determination of such accountant shall be conclusively binding upon the parties, and, if necessary, the Alterations Fee, shall be adjusted accordingly based upon such determination. If such determination shall reveal that the Alterations Fee paid on account of such Alteration shall have been understated by more than fifteen (15%), then Tenant shall pay the fees of the accountant in connection with such review and the payment to be made to Landlord as a result of such understatement shall bear interest at the Applicable Rate. Any adjustment in the Alterations Fee, together with interest thereon at the Applicable Rate, as well as any payment of the fees of such accountant shall be paid by Tenant to Landlord, as additional rent, within three (3) Business Days after such accountant's determination.

            4. REPAIRS-FLOOR LOAD. A. Landlord shall maintain and repair the Building Systems and the public portions of the Building, both exterior and interior in a manner consistent with the maintenance and operation of a non-institutional first class office building in New York City. Tenant, at Tenant's sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein and make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 10 hereof. The design and decoration of the elevator areas of each floor of the Premises, and the public corridors of any floor of the Premises occupied by more than one (1) occupant, shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. All such areas and corridors shall be maintained and cleaned to Landlord's reasonable satisfaction. Tenant shall pay Landlord at competitive rates for all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural negligence of, or Alterations made by, Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after ten (10) days' notice (or such shorter period as may be required due to an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any Building System, or electrical lines, located in, servicing or passing through the Premises.

         B. Tenant shall not place a load upon any floor of the Premises exceeding 100 pounds per square foot "live load." Landlord reserves the right to reasonably prescribe the weight and position of all safes, business machines and heavy equipment and installations to the extent the same might affect the Building Systems, the structure of the Building, or the use and occupancy of the Building by other tenants for space or occupants in the Building. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

         C.  Subject to the provisions of Articles 10 and 11 and Section C of
Article 14 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.

         5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside.

         6. REQUIREMENTS OF LAW. A. Tenant at its sole expense shall comply with all Requirements. Tenant shall not do or permit to be done any act or thing upon the Premises, which is not permitted by the provisions of Article 2 hereof or which is conducted in a manner different from the ordinary and proper conduct of a securities and investment banking business comparable to Tenant's business, or which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by all Governmental Authorities, the New York Fire Insurance Rating Organization or other similar authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner different from the ordinary and proper conduct of a securities and investment banking business comparable to Tenant's business which shall increase the rate of fire insurance on the Building or on property located therein, over that in effect on the date immediately preceding any such increase. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall be higher than it otherwise would be, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and upon presentation of a bill or another document evidencing such increase and the reason therefor, shall make such reimbursement five (5) Business Days after demand by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the new York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building.

         B. Tenant, at its sole cost and expense, after notice to Landlord, may contest by appropriate proceedings, prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that (a) Landlord (or any Indemnities) shall not be subject to imprisonment or to prosecution for a crime which might result in imprisonment, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or other criminal penalties or if Landlord may be liable to any independent third party for an amount greater than Two Hundred Fifty Thousand Dollars ($250,000) as a result of such non-compliance, then Tenant shall furnish to Landlord either
(i) a bond of a security company satisfactory to Landlord, in form and substance reasonably satifactory to Landlord and in an amount at least equal to one hundred twenty percent (120%) of (A) the cost of such compliance, (B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance, (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the application of the foregoing, Landlord shall be deemed subject to prosecution of a crime if Landlord, a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever unless such charges are withdrawn ten (10) days before Landlord, such Lessor or such Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

         7. SUBORDINATION. A. (1) Provided that (i) any Mortgagee shall execute and deliver to Tenant an agreement to the effect that, if there shall be a foreclosure of such Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder provided no Event of Default has occurred hereunder, and (ii) the Lessor under any Superior Lease shall execute and deliver to Tenant an agreement to the effect that if such Superior Lease shall terminate or be terminated for any reason, Lessor will recognize Tenant as the direct Tenant of Lessor on the same terms and conditions as are contained in this Lease provided no Event of Default exists hereunder (any such agreement, or any agreement of similar import, from a Mortgagee or from a Lessor under a Superior Lease, as the case may be, being hereinafter called a "Non-Disturbance Agreement"), this Lease shall be subject and subordinate to each such Superior Lease and to each such Mortgage which may hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements of or to such Superior Lease or Mortgage or substitutions therefor, and to all advances made thereunder. Tenant shall execute and deliver promptly any certificate that Landlord reasonably may request in confirmation of such subordination.

                 (2) Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer of development rights with respect to the Real Property including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961, as amended) with respect to the Real Property, which would cause the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or any document of a similar nature and purpose, and this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Real Property. This clause shall be self-operative and no further instrument of subordination or waiver shall be required. In confirmation, however, of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request and if Tenant shall fail to execute and deliver any certificate or instrument within five (5) Business Days after Landlord's request, then Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for an on behalf of Tenant, such power of attorney being coupled with an interest.

         B. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any such Superior Lease by receiver or otherwise, Tenant shall attorn to any such Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or a granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises and shall have either agreed to assume the obligations of Landlord hereunder (subject to the terms hereof) or shall have entered into a Non-Disturbance Agreement with Tenant. Tenant, upon demand of any such owner, Lessor or Mortgagee, shall execute from time to time, instruments in confirmation of the foregoing provisions of this Section B, satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

         C. (1) Any Non-Disturbance Agreement may be made on the condition that, as long as such Mortgagee or Lessor shall not be owned by the then defaulting landlord or the then defaulting landlord shall not have a majority interest in such Mortgagee or Lessor, neither the Mortgagee under such Mortgage nor the Lessor under such Superior Lease, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

                 (a) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

                 (b) subject to any defenses or offsets which Tenant may have against any prior landlord arising prior to the time such Mortgagee or Lessor succeeded to any prior landlord's interest (including, without limitation, the then defaulting landlord), or

                 (c) bound by any payment of Rent which Tenant might have paid for more than one (1) month to any prior landlord (including, without limitation, the then defaulting landlord), or

                 (d) bound by any obligation to make any payment to Tenant, which was required to be made prior to the time such Mortgagee or Lessor succeeded to any prior landlord's interest, or

        (e) bound by any obligation to perform any work or to make improvements to the Premises except for (i) repairs and maintenance pursuant to the provisions of Article 4 hereof, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Lessor or Mortgagee (unless Landlord is Equitable and acts as a self-insurer pursuant to Article 9) and (iii) repairs to the Premises as a result of a partial condemnation pursuant to Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Lessor or Mortgagee.

         D. If required by the Mortgagee or the Lessor, Tenant promptly shall join in any Non-Disturbance Agreement to indicate its concurrence with the provisions thereof and its agreement, in the event of a foreclosure of such Mortgage or the termination of such Superior Lease, as the case may be, to attorn to such Mortgagee or Lessor, as the case may be, as Tenant's landlord hereunder. Tenant shall promptly so accept, execute and deliver any Non-Disturbance Agreement proposed by any such Mortgagee or Lessor which conforms with the provisions of this Article 7. Any such Non-Disturbance Agreement may also contain other terms and conditions as may otherwise be reasonably required by such Mortgagee or Lessor, as the case may be, as a condition to the making of such Mortgage or Superior Lease and which do not materially increase the obligations of Tenant under this Lease, increase Tenant's monetary obligations or materially and adversely affect the rights or obligations of Tenant under this Lease or the leasehold estate hereby created or Tenant's use and enjoyment of the Premises.

         E. From time to time, within seven (7) days next following request by Landlord given pursuant to Article 26 hereof, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, such Mortgagee or such Lessor, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid and the amounts thereof, (iii) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section E may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building, or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor.

         F. As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) Business Days following the receipt of such notice, that such Lessor or Mortgagee intends to remedy such act or omission, until a reasonable period of time shall have elapsed following receipt of such notice by such Lessor or Mortgagee, during which period such Lessor and

Mortgagee shall have the right, but not the obligation, to remedy such act or omission.

         G. From time to time, within seven (7) days next following Tenant's request, Landlord shall deliver to Tenant a written statement executed by Landlord (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid and the amounts thereof, (iii) stating whether or not, to the best of Landlord's knowledge, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Tenant and related to this Lease. Landlord acknowledges that any statement delivered pursuant to this Section G may be relied upon by any subtenant of Tenant.

         8. RULES AND REGULATIONS. Tenant and Tenant's servants, contractors, employees, agents, visitors and licensees shall comply with the Rules and Regulations. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be submitted for decision to the American Arbitration Association or any successor organization in accordance with the regulations and procedures thereof then obtaining for commercial arbitration, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees except that Landlord shall not discriminate in the enforcement of any Rule or Regulation and shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against the other office tenants of the Building.

         9.  PROPERTY LOSS OR DAMAGE; REIMBURSEMENT.

         A. (1) Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Anything in this Article 9 to the contrary notwithstanding, except as set forth in Articles 4, 10, 13, 28 and 36 of this Lease and otherwise as expressly provided herein, Landlord shall not be relieved from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the negligent acts or omissions of Landlord. It is expressly acknowledged and understood that the foregoing shall not in any manner whatsoever modify or negate the provisions of Section E of Article 10 hereof. Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 36 hereof in order to recoup for payments made to compensate for losses of third parties.

         (2) If at any time any windows of the Premises are permanently or temporarily closed, darkened or bricked-up for any reason if required by law, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction, in whole or in part.

         (3) Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or in the Building (with respect to any fire or accident in the Building to the extent that Tenant has actual or constructive knowledge thereof). Tenant shall not move any safe, heavy machinery, heavy equipment, heavy freight, bulky matter or heavy fixtures into or out of the Building without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed, and payment to Landlord of Landlord's reasonable costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger's License to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate.

         B. Tenant shall obtain and keep in full force and effect a policy of comprehensive general public liability and property damage insurance with a broad form contractual liability endorsement under which Tenant is named as the insured, and Landlord and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, and under which the insurer agrees to indemnify and hold landlord and such Lessors and Mortgagees harmless from and against all costs, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Article 36. Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall be non-cancellable with respect to Landlord and such Lessors and Mortgagees unless at least ten (10) Business Day's written notice shall have been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. A certificate of such insurance shall be delivered to Landlord and shall have printed thereon Article 36 hereof in its entirety. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $10,000,000 for injury (or death) and damage to property. Tenant shall also purchase on behalf of, and in the name of, Landlord and keep in full force and effect a policy of rent insurance on an "All Risk of Physical Loss" basis in an amount equal to one (1) year's current estimated Rent, Based upon the previous year's Rent plus ten percent (10%), and shall name Landlord as loss payee thereon. All insurance required to be carried or purchased by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". Landlord shall obtain and keep in full force and effect a policy of comprehensive general public liability and property damage insurance for the Building in at least a minimum amount required to prevent Landlord from being a co-insurer; provided, however, if Equitable is Landlord hereunder, Landlord may elect to act as a self-insurer and not maintain any or all of the insurance required hereunder. A copy of the certificate of such insurance has been delivered to Tenant and, a copy of the certificate of any renewal policy for such insurance shall be delivered to Tenant, at least fifteen (15) days prior to the expiration of the then current certificate.

         10. DESTRUCTION-FIRE OR OTHER CAUSE. A. If the Premises shall be damaged by fire or other casualty, and if

Tenant shall give prompt notice thereof to Landlord, the damages shall be repaired by and at the expense of Landlord to Building standard condition, exclusive of Tenant's Alterations, and the Rent until such repairs shall be made shall be reduced (to the extent that Landlord receives the proceeds of rent insurance required to be purchased by Tenant on behalf of, and in the name of, Landlord pursuant to Article 9 of this Lease) in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises (taking into account, and making an adjustment on account of any damage to, and the Rent payable with respect to, the 38th Floor Space, the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space and 39th Floor Space). Landlord shall have no obligation to repair any damage to, or to replace, any Alterations, fixtures, furniture, furnishings, equipment or other property or effects of Tenant.

                 B. Anything is Section A of this Article 10 to the contrary notwithstanding, (a) if the Premises are totally damaged or are rendered wholly untenantable, and if the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required, or (b) if, whether or not the Premises shall have been damaged or rendered untenantable, the Building shall be so damaged by fire or other casualty that, in Landlord's reasonable opinion, substantial alteration, demolition or reconstruction shall be required and Landlord shall have elected to terminate all of the other leases then in effect for the space in the Building affected by such damage, then in any of such events, Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. If Landlord elects to terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this Lease under the conditions provided for in this Section B, Tenant's liability for Rent shall cease as of the day following such damage and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

                 C. No penalty shall accrue for delays which may arise by reason of "labor troubles" or any other cause beyond Landlord's or Tenant's control.

                 D. This Article 10 constitutes an express agreement governing any case of damage or destruction of the

Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

        E. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, each party will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If Landlord is Equitable and acts as a self-insurer pursuant to the provisions of
Article 9 hereof, Landlord shall execute and deliver to Tenant a written statement waiving subrogation, as set forth above. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. Tenant acknowledges Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Alterations, fixtures, furnishings, equipment or other property or effects, and that Landlord shall not carry insurance against or be responsible for any loss suffered by Tenant due to interruption of Tenant's business.

                 F. Anything contained in this Article 10 to the contrary notwithstanding, within forty-five (45) days after notice to Landlord of any damage described in Section A hereof, Landlord shall deliver to Tenant a statement prepared by a reputable independent contractor setting forth such contractor's estimate as to the reasonable time required to repair the damage. If the estimated time period exceeds twelve (12) months from the date of such statement, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord as if such date were the Expiration Date. If Tenant shall not have elected to terminate this Lease pursuant to this Article (or is not entitled to terminate this Lease pursuant to this Article), and such repairs are not made by Landlord within six (6) months after the expiration of the period estimated for effecting such repair, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following the expiration of such six (6) month period; provided however that in the event Landlord shall be unable to complete such repairs by reason of any circumstances set forth in
Article 25 hereof (other than inability caused by delays in adjustment of insurance), Tenant may not elect to terminate this Lease unless such repairs are not made within twelve (12) months after the expiration of the period estimated for effecting such repairs. If Tenant makes such election, the Term of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same as if such date were the Expiration Date. Notwithstanding the foregoing, if the Premises shall be substantially damaged during the last two
(2) years of the Term (as renewed or extended pursuant to Article 41 hereof), either party may elect by notice to the other party within twenty (20) days after the occurrence of such damage, to terminate this Lease. If either party makes such an election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by such party and Tenant shall vacate the Premises and surrender the same to Landlord as if such date were the Expiration Date. Tenant shall have no other options to cancel this Lease under this Article 10.

         11. EMINENT DOMAIN. A. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then, (1) except as hereinafter provided in this Section A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent shall be equitably reduced based upon the area and location of the part of the Premises so acquired or condemned and

Tenant's Share shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation (taking into account and making an adjustment for the fact that the Rent payable with respect to the 38th Floor Space, the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space is less than or greater than, as the case may be, the Rent per square foot payable with respect to the remainder of the Premises); (2) whether or not the Premises shall be affected thereby, if a part of the Real Property so acquired or condemned shall render the remaining portion thereof economically unfeasible to operate as an office Building, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease; and (3) if the part of the Real Property so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty
(60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease.
If any such five (5) days' notice of termination is given, by landlord or
Tenant, this Lease and the Term shall   come to an end and expire upon the
expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this Section A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit to the then Building standard condition exclusive of Tenant's Alternations. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section A, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

                 B. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority of the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section B shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking, and for any moving expenses.

                 C. If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full the Rent payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

              (i) if the acquisition or condemnation is for a period not extending beyond the Term, and if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises to its former condition, such changes or alterations shall be performed by Tenant, at Tenant's sole cost and expense and in accordance with the provisions of Article 3 hereof, to Landlord's satisfaction; or

              (ii) if the acquisition or condemnation is for a period extending beyond the Term (as the same may have then been extended pursuant to Article 41 thereof), after deducting the cost for any changes or alterations required for the restoration of the Premises from the amount of any award or payment which shall be retained by Landlord, the balance of such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date.

                 12. ASSIGNMENT AND SUBLETTING. A. (1) Except as expressly provided in this Article 12, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease, in whole or in part, or (b) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant. No assignment of this Lease shall relieve Tenant of its obligations hereunder; and, with respect to any assignment permitted pursuant to Section G hereof, Tenant's liability hereunder shall continue notwithstanding any subsequent modifica-tion or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance.

                 (2) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

                 B. Tenant shall not sublet or permit the subletting (which shall, for the purposes hereof, include any proposed transaction pursuant to which any corporation or entity referred to in clause (iii) of Section G of this Article, to whom any portion of the Premises shall have been previously subleased pursuant thereto, would no longer be (i) controlled (ii) be under the control of, or (iii) be under common control with, Tenant) of the Premises or any part thereof without the prior consent of Landlord. Landlord shall not unreasonably withhold or delay its consent to a subletting of the Premises, including, without limitation, the Free Sublet Space (exclusive of the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space and the Bank Vault Space) provided that:

                 (1) the Premises shall not, without Landlord's prior consent, have been listed or advertised for subletting at a rental rate less than the annual rental rate then being asked by Landlord in connection with the offering of space in the Building comparable to the space proposed to be sublet and for a comparable term, or, if such comparable space at a comparable term is not then being offered by Landlord, then the annual rental rate at which Landlord would offer such comparable space for a comparable term (the "Prevailing Rental Rate"), nor shall Tenant advise any broker, agent, finder or prospective subtenant that Tenant is willing to sublet the Premises at a rate less than the Prevailing Rental Rate;

                 (2) the Premises shall not be sublet at a rental rate less than ninety percent (90%) of the Prevailing Rental Rate;

                 (3)  no Event of Default shall have occurred and be continuing;

                 (4) the proposed subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises in a manner in keeping with the standards in such respect of the other tenancies in the Building;

                 (5) if Landlord has or within six (6) months thereafter reasonably expects suitable space to be available in the Building, the proposed subtenant shall not be a person or entity with whom Landlord is then negotiating to lease space in the Building; if Tenant shall propose to sublease space and is about to commence negotiations with a prospective subtenant, Tenant shall advise Landlord of the identity of such prospective subtenant and Landlord shall promptly advise Tenant if the execution of a sublease with such prospective subtenant would violate the provisions of this clause (5);

                 (6) (a) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant shall not (A) materially increase the burden on existing cleaning services or increase the burden on elevator usage over the burden prior to such proposed subletting; or (B) violate any provisions or restrictions herein relating to the use or occupancy of the Premises; and

                      (b) if Landlord shall have consented to a sublease and, as a result of the use and occupancy of the subleased portion of the Premises by the subtenant, operating expenses or cleaning services are increased, then Tenant shall pay to Landlord, within five (5) Business Days after demand, as additional rent, all resulting increases in operating expenses and in the costs of providing cleaning services;

                 (7) the subletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

                 (8) the subletting shall end no later than one (1) day before the Expiration Date of this Lease and shall not be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

                 (9) the subletting shall be for not less than 10,000 contiguous square feet on any floor of the Premises, (other than for subtenants providing brokerage services for whom Tenant provides clearance and administrative services), and at not time shall there be (a) as to floors of the Premises of less than 50,000 square feet, more than three (3) occupants, including Tenant, on any one (1) floor of the Premises and (b) as to all other floors of the Premises, more than five (5) occupants, including Tenant, in any one (1) floor of the Premises;

                 (10) Tenant shall reimburse Landlord on demand for any reasonable costs that may be actually incurred by Landlord in connection with said sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed subtenant; and

                 (11) Tenant shall not sublet the 39th Floor Space expect together with the entire 38th floor of the Building.

             C. (1) At least twenty (20) Business Days prior to any proposed subletting Tenant shall submit a statement to Landlord (a "Sublease Statement") containing the following information: (a) the name and address of the proposed subtenant, (b) a description of the portion of the Premises to be sublet, (c) the terms and conditions of the proposed subletting including the rent payable,
(d) the nature and character of the business of the proposed subtenant and (e) any other information that Landlord may reasonably request. Landlord shall have the right, exercisable within twenty (20) Business Days after Landlord's receipt of the Sublease Statement, to sublet such portion of the Premises from Tenant on the terms and conditions set forth in the Sublease Statement. If Landlord shall fail to notify Tenant, within said twenty (20) Day period of Landlord's intention to exercise its rights pursuant to this Section C(1) or if Landlord shall have consented to such subletting as provided in Section B hereof, Tenant shall be free to sublease that portion of the Premises to such proposed subtenant on the terms and conditions set forth in the Sublease Statement, subject to the terms and conditions of this Lease, including subsection (2) of this Section C. If Tenant shall not enter into such sublease within one hundred twenty (120) days after the delivery of the Sublease Statement to Landlord, then the provisions of Section B and C of this Article 12 shall again be applicable to any other proposed subletting.

         (2) (a) Except with respect to the Free Sublet Space, Tenant shall pay to Landlord, in respect of any period of time during which Tenant shall sublet Additional Sublet Space or the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space or the Bank Vault Space, a sum equal to fifty percent (50%) of any Sublease Profit derived therefrom. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord as additional rent within five (5) Business Days after the receipt thereof by Tenant. If Tenant shall sublet portions of the Premises in excess of the Free Sublet Space or the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space or the Bank Vault Space, the Sublet Profit to be paid to Landlord hereunder shall be calculated based upon the Sublease Rent payable under those subleases (x) which result in the subletting of space in excess of the Free Sublet Space or (y) which are of the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space or the Bank Vault Space, as the case may be.

         (b)  For purposes of this Section C of Article 12:

                 (i) "Rent Per Square Foot" shall mean (x) with respect to floors nine (9) through eighteen (18) of the Premises the then Rent payable by Tenant for said Premises, as the same may be increased pursuant to Articles 40 and 41 hereof, divided by the Space Factor and (y) with respect to the 38th Floor Space, the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space the then Rent payable by Tenant for such Space, as the same may be increased pursuant to
Article 41 hereof, divided by the Space Factor with respect to such space.

                 (ii) "Sublease Profit" shall mean the product of (x) the Sublease Rent Per Square Foot less the Rent Per Square Foot, multiplied by (y) the number of Rentable Square Feet constituting the Additional Sublet Space or the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space or the Bank Vault Space, as the case may be.

                 (iii) "Sublease Rent" shall mean any rent or other consideration paid to Tenant, directly or indirectly, by any subtenant or any other amount received by Tenant from or in connection with any subletting (including but not limited to sums paid for the sale or rental (or consideration received on account of any contribution) of Tenant's Property) after deducting therefrom (a) in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined on the basis of

Tenant's Federal income tax returns, (b) the actual out-of-pocket cost and expenses of Tenant in making such sublease such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties and the reasonable out-of-pocket cost of administering such sublease, (c) any sums paid by Tenant to Landlord pursuant to Section B(10) of this Article 12 and (d) nondecorative improvement or alteration costs to prepare such portion of the Premises for such subtenancy and the unamortized unreimbursed cost of any Tenant's Property leased to and used by such subtenant (to the extent that such costs are required to be capitalized for federal income tax purposes, such costs shall be amortized during the term of such sublease over the useful life Tenant actually establishes for income tax purposes for such alteration or improvement pursuant to the Internal Revenue Code of 1954, as amended, together with interest thereon at the then prime rate being charged by Citibank, N.A. or its successor).

                 (iv) "Sublease Rent Per Square Foot" shall mean the Sublease Rent divided by the Rentable Square Feet of the Additional Sublet Space or the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space or 39th Floor Space, as the case may be.

         D. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Premises, then at Landlord's election the subtenant shall either surrender the Premises to Landlord within 60 days of Landlord's request therefor, or attorn to and recognize Landlord as the subtenant's Landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

         E. If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Rent from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this
Article 12, Landlord, after default by Tenant under this Lease, may collect any rent or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and Landlord shall apply the net amount collected to the Rent and Sublease Profit reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rent or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, if applicable, occupancy or use. Tenant agrees to pay to Landlord the reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of Rent or Sublease Profit by Landlord from any person other than Tenant as provided in this Section E, nor any application of any such Rent or Sublease Profit as provided in this Section E shall, in any circumstances, relieve Tenant of it obligations under this Lease on Tenant's part to be observed and performed. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

         F. (1) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in #365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commis-sions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

                 (2) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to the then annual Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which sum shall be held in accordance with the provisions of Article 31 hereof, (b) furnish Landlord with financial statements of such assignee for the prior three
(3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth (calculated in accordance with generally accepted accounting principles consistently applied) of at least Twenty-Five Million Dollars ($25,000,000) for each of such three (3) years, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

                 G. As long as PaineWebber Incorporated is Tenant hereunder, Tenant shall have the privilege, without the consent of Landlord, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (iii) to a corporation or other entity which shall (1) control, (2) be under the control of, or (3) be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the voting stock of a corporation on a fully diluted basis, or other majority equity and control interest, if not a corporation); Tenant may also sublease all or any portion of the Premises to an entity described in this clause (iii) without the consent of Landlord; provided, however, that (a) any such assignee shall continue to use the Premises for the conduct of the same business as Tenant was conducting previous to such assignment, (b) the principal purpose of such assignment (or sublease) is not the acquisition of Tenant's interest in this Lease (except if such assignment (or sublease) is made pursuant to clause (iii) and is made for a valid intracorporate business purpose and is not made to circumvent the pro-visions of Section A of this Article), and (c) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, equal to or greater than Tenant's net worth and annual income and cash flow, as so determined, on the date of such assignment. Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Except as set forth above, either a transfer of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 12, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section G, shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

                 H. If, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in clauses (6) and (8) of Section A of
Article 16 hereof, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said Article 16 based upon any of the Events of Default set forth in such clauses, Tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Rent, additional rent and other charges due and owing by the assignee to Landlord under this Lease to and including by the date of such disaffirmance, rejection or termination, and (2) as "tenant", enter into a new lease with Landlord of the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Articles 27 and 28 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant shall default in its obligation to enter into said new lease for a period of ten (10) Business Days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of Tenant's default thereunder.

                 13. ELECTRICITY. A. Tenant shall make no electrical installations, alterations or additions without the prior written consent of Landlord in each instance. Landlord shall not unreasonably withhold or delay its consent with respect to any electrical installation which does not affect any Building System. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Landlord represents that (i) the electrical capacity available to each floor of the Premises (other than the 10th Floor Space, the Subconcourse Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space is 5.1 watts per square foot, (ii) two (2) separate risers and four (4) submetered ducts together furnish 1,031 Kilowatts to the 10th Floor Space, (iii) the electrical capacity available to the Concourse Space is 5 watts per square foot, (iv) the electrical capacity available to the Bank Vault Space is 200 Kilowatts, and (v) the electrical capacity available to the 39th Floor Space is 80 Kilowatts (individually the "Electrical Capacity" and collectively, the "Electrical Capacities"). Tenant's use of electric current shall not exceed the Electrical Capacities nor shall Tenant overload the existing risers or wiring installations serving the Premises or interfere with the use thereof by other tenants of the Building. If Tenant desires to use electricity in excess of the Electrical Capacity on any floor of the Premises, then Landlord, upon Tenant's request, provided that Landlord, in its sole judgment (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself) determines that such installation is practicable, shall install additional risers or other proper or necessary equipment to meet Tenant's electrical requirements. Any such installations shall be made at Tenant's sole cost and expense and shall be chargeable and paid to Landlord as additional rent and paid within five (5) Business Days after the rendition of a bill to Tenant therefor. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason by any requirement, act or omission of the utility company serving the Building or for any other reason not attributable to the gross negligence of Landlord, whether electric service is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

                 B. (1) Unless Landlord elects to have Tenant obtain electric current from the public utility company furnishing electric service to the Building pursuant to the provisions of Section C hereof, electric current shall be supplied by Landlord to the Premises to service Tenant's electrical requirements, including Tenant's office equipment and the air conditioning units therein contained installed by Tenant, if any, and Tenant shall pay to Landlord, as additional rent for such service, an amount (the "Electricity Additional Rent") equal to Tenant's Pro Rata Share of the Building Electricity. "Tenant's Pro Rata Share of the Building Electricity" shall mean the product of
(a) the total dollar amount billed to Landlord by the public utility supplying electricity to the Building (including energy charges, demand charges, time of day charges, fuel adjustments, rate adjustment charges, sales tax any other factors used by the public utility in computing its charges to Landlord) multiplied by (b) a fraction the numerator of which is Tenant's Consumption and the denominator of which is the Building Consumption. "Tenant's Consumption" shall mean the total kilowatt hours consumed at the Premises measured during any particular billing period on a meter or submeter installed by Landlord, at Tenant's cost, for the purpose of measuring such consumption; "Building Consumption" shall mean the total kilowatt hours of electrical consumption in the Building for which Landlord is billed by the public utility company.

                 (2) If electric current shall hereafter be supplied to the Building on a "primary service" basis from the public utility corporation, Tenant shall also pay to Landlord each month thereafter, as additional rent, an amount equal to Tenant's Share of the costs incurred by Landlord in converting the Building to such "primary service," which costs shall be amortized over the shortest useful life permitted pursuant to the Internal Revenue Code of 1954, as amended, of the improvements made in connection therewith.

                 (3) Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect, and Tenant shall pay the amount shown thereon to Landlord within ten (10) Business Days thereafter. Tenant shall also pay to Landlord, as additional rent, an amount equal to $7,500 per annum payable in equal monthly installments of $625 on the first day of each month during the Term (but only as long as Electricity Additional Rent shall be payable hereunder), which amounts shall be increased on each January 1 hereafter by an amount equal to 4% of the amount payable during the immediately preceding year, as a fee for Landlord's administration of the provisions of this Section B.

                 C. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than ninety (90) days' notice to Tenant, except that if Tenant shall be unable to obtain electric services from the public utility within said ninety (90) day period, Landlord shall continue to furnish electricity to Tenant until such time as Tenant shall obtain electric service directly from the public utility, provided that Tenant shall have used, and shall continue to use, its best efforts to obtain such electric service. If Tenant shall have failed to use best efforts or shall not continue to use best efforts to obtain such electric service, Landlord shall have no obligation to furnish electricity to Tenant after the expiration of the aforesaid ninety (90) day period. If Landlord exercises such right to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall obtain electric energy directly from the public utility company furnishing electric service to the Building.

The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises to the extent the same are available, suitable and safe for such purposes as determined by Landlord. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, shall be installed by Landlord at Tenant's expense.

                 14. ACCESS TO PREMISES. A. Subject to the provisions of Section C hereof, Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon prior notice (except in an emergency) to examine the same, to show them to prospective purchasers, Lessors, Mortgagees or lessees of the Building or space therein, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary to the Premises or to any other portion of the Building or which Landlord may elect to perform ten (10) days after notice Tenant following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or for the purpose of complying with all Requirements and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in no wise abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

                 B. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may at reasonable times upon reasonable notice exhibit the Premises to prospective tenants thereof. If Tenant shall not be present when for any reason entry in the Premises shall be necessary (in the event of an emergency) or permissible in accordance with the terms hereof, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

                 C. (1) Any work performed or installations made pursuant to this Article shall be made with reasonable diligence in a manner designed to minimize interference with or disruption of Tenant's normal business operations; provided however that Landlord shall not be obligated to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Landlord shall promptly repair in a good and workerlike manner, any damage to the Premises or Tenant's property caused by such work or installations.

                 (2) Any pipes, ducts or conduits installed in or through the Premises pursuant to this Article, shall either be concealed behind, beneath, or within partitioning, columns, ceilings or floors or, if necessary, completely furred at points immediately adjacent to partitioning, columns or ceilings.

                 (3) If due to any work or installation performed by Landlord hereunder, (i) Tenant shall be unable for at least fifteen (15) consecutive business days to operate its business in the Premises in substantially the same manner as such business was operated prior to the performance of such work or installation, (ii) such interruption shall occur during business hours and
(iii) Tenant shall have been unable, after using reasonable efforts, and at reasonable costs, to relocate its employees and property located in that portion of the Premises which is the subject of such work or installation so as to have been able to have continued so to operate its business, the Rent shall be reduced on a per diem basis in the proportion in which the area of the part of the Premises which is unusable bears to the total area of the Premises (taking into account and making an adjustment for the fact that the Rent payable with respect to the 38th Floor Space, the Subconcourse Space, the 39th Floor Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space is less than or greater than, as the case may be, the Rent per square foot payable with respect to the remainder of the Premises) for each day subsequent to the aforesaid fifteen (15) day period that such portion of the Premises remains unusable.

                 D. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability of Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building provided any such change does not (a) unreasonably interfere with or deprive Tenant of access to the Building or Premises or (b) reduce the rentable area (except by a de minimis amount) of the Premises. Landlord shall not, without the prior consent of Tenant, which consent shall not be unreasonably withheld or delayed, change the location of the entrance to the Building fronting on the Avenue of the Americas so that it shall no longer front on the Avenue of the Americas. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building Systems and facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Notwithstanding the fact that the corridor designated "P" on Exhibit "E" annexed hereto is included in the 39th Floor Space, Tenant acknowledges that in accordance with applicable Requirements, such corridor is required as a secondary means of egress that (a) Tenant shall not construct any walls or partitions which block access of Landlord, its agents, employees and invitees and any other tenant of the thirty ninth (39th) floor of the Building or of the Building, its agents, employees and invitees to such corridor and (b) Tenant shall allow Landlord and the public access across such corridor to the secondary fire stairs located adjacent to such corridor.

                 E. Tenant shall not construct partitions or other obstructions which may unreasonably interfere with Landlord's free access to any Building Systems or facilities serving the Building Systems, or unreasonably interfere with the moving of Landlord's equipment to and from the enclosures containing the Building Systems or such facilities. Neither Tenant, nor its agents, employees or contractors shall at any time enter the said enclosures or tamper with, adjust or touch or otherwise in any manner affect the Building Systems or such facilities.

                 15. CERTIFICATE OF OCCUPANCY. A. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any Governmental Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days' written notice from Landlord or from any Governmental Authority, immediately discontinue such use of the Premises. Landlord has delivered to Tenant a copy of the certificate of occupancy issued for the Building, dated June 26, 1989, and shall not seek an amendment thereto which may affect Tenant's use of the Premises without Tenant's consent, which shall not be unreasonably withheld or delayed. Neither the delivery of such certificate of occupancy nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner in contradistinction to mere "office" use.

                 B. Landlord shall not unreasonably withhold its consent to any action taken by Tenant to effectuate an amendment to the certificate of occupancy to permit any portion of the Premises to be used for the purposes permitted herein, provided (i) such action shall be necessary and appropriate to accomplish the foregoing; (ii) Landlord shall incur no cost or expense by reason thereof, and (iii) notwithstanding the provisions of Section A(1) of
Article 3 hereof, Landlord shall have the right, in its sole discretion, to approve any Alteration required to be performed to obtain such amendment and any such Alteration shall be performed in accordance with Article 3 hereof. Landlord, upon Tenant's request, shall join in any application required in connection with the foregoing (provided Landlord shall be required to join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided Landlord shall not be obligated to incur any cost, expense or liability by reason thereof.

                 16. DEFAULT. A. Each of the following events shall be an "Event of Default" hereunder:

                          (1)  if Tenant shall default in the payment when due
of any installment of Rent or in the payment when due of any additional rent and such default shall continue for five (5) days after notice to Tenant, except that if Landlord shall have give three (3) such notices in any twelve
(12) month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any installment of Rent or any additional rent; or

                          (2)  if Tenant shall default in the observance or
performance of any term, covenant or condition on

Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or,

                          (3)  if the Premises shall become abandoned; or

                          (4)  if Tenant's interest in this Lease shall devolve
upon or pass to any person, whether by operation by law or otherwise, except as expressly permitted under Article 12 hereof; or

                          (5)  to the extent permitted by law, if Tenant shall
generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts, or shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, liquidator, custodian or other similar official of Tenant or of all or any part of Tenant's property; or

                          (6)  if Tenant shall take any corporate action to
authorize any of the actions set forth above in clause (5); or

                          (7)  if, within ninety (90) days after the
commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking to have an order for relief entered against it as debtor or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall result in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry thereof or shall not have been dismissed, or if, within thirty (30) days after the appointment of any trustee, receiver, liquidator, custodian or other similar official of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

                          (8)  if Landlord shall present the Letter of Credit
to the bank which issued the same in accordance with the provisions of Article 31 hereof, and the bank shall fail to honor the Letter of Credit and pay the proceeds thereof to Landlord for any reason whatsoever and Tenant shall fail to deliver to Landlord immediately available funds within twenty-four (24) hours after notice of such event;

                          (9)  if this Lease is assigned (or all or
substantially all of the Premises are subleased) pursuant to clause (iii) of Section G of Article 12 hereof, and Tenant shall no longer (i) control, (ii) be under common control with, or (iii) be under the control of, PaineWebber Incorporated (or any permitted successor hereunder by merger, consolidation or purchase), as provided therein; or

                          (10)  if Tenant shall default in the observance or
performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Tenant shall not commence within said period of thirty (30) days and shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default.

                 B. (1) If an Event of Default (i) described in Sections A(5), (6) or (7) hereof shall occur, or (ii) described in Sections A(2), (3),
(4), (8), (9) or (10) shall occur and Landlord, at any time thereafter, at its option gives written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than ten (10) days after the giving of such notice, and if, on the date specified in such notice, Tenant shall have failed to cure the default which was the basis for the Event of Default, then this Lease and the
Term and all rights of Tenant   under this Lease shall expire and terminate as
if the date on which the Event of Default described in clause (i) above occurred or the date specified in the notice given pursuant to clause (ii) above, as the case may be, were the date herein definitely fixed for the expiration of the Term and Tenant immediately shall quit and surrender the Premises. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having juris-diction over any proceeding described in Sections A(5) or (7) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section F(2) of Article 12, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said five (5) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

                 (2) If an Event of Default described in Section A(1) hereof shall occur, or this Lease shall be terminated as provided in Section B(1) hereof, Landlord, without notice, may re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

                 C. If, at any time, (i) Tenant shall comprise two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in clauses (5) and
(7) of Section A of this Article 16, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clauses (5) and (7) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section B. Upon the occurrence of an Event of Default referred to in Sections B(5), (6) and (7) hereof, Landlord shall have the further right to remove any signs on the Building bearing Tenant's name.

                 17. REMEDIES AND DAMAGES. A. (1) If there shall occur any Event of Default, and this Lease and the Term shall expire and come to an end as provided in Article 16 hereof:

                          (a)  Tenant shall quit and peacefully surrender the
Premises to Landlord, and Landlord and its agents may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                          (b)  Landlord, at Landlord's option, may relet the
whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                          (2)  Tenant hereby waives the service of any notice
of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or
(b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event or a breach of threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.
The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

                 B. (1) If this Lease and Term shall expire and come to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section A of this Article 17, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                          (a)  Tenant shall pay to Landlord all Rent,
additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                          (b)  Tenant also shall be liable for and shall pay to
Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (1) of Section A of this Article 17 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                          (c)  whether or not Landlord shall have collected any
monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of six percent (6%) per annum less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of clause (1) (b) of Section B of this Article 17 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

                          (2)  If the Premises, or any part thereof, shall be
relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article 17, the term "Rent" as used in clause (1) of Section B of this Article 17 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase pursuant to the provisions of Article 27 hereof for the Comparison Year (as defined in said Article 27) immediately preceding such event. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in clause (1) of Section B of this Article 17.

        18. FEES AND EXPENSES. A. If Tenant shall default under this Lease beyond any applicable grace period hereunder or if Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any Superior Lease or Mortgage (provided Landlord shall have given Tenant notice thereof and a reasonable period to cure such default) or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the obligation for the account of Tenant if the same arises out of any obligation owed for the payment of money in connection with any obligation by Tenant to a third party, or (2) make any expenditure or incur any obligation for the payment of money in connection any obligation owed to Landlord, including, but not limited to reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action of proceeding, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) Business Days of rendition of any bill or statement to Tenant therefor.

                 B. If Tenant shall fail to pay any installment of Rent within three (3) days after the date when such payment is due or any additional rent within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum equal to the Applicable Rate, of the amount unpaid computed from the date such payment was due to and including the date of payment.

                 19. NO REPRESENTATIONS BY LANDLORD. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant has accepted possession of each portion of the Premises in the condition which it existed on the date such portion of the Premises was delivered pursuant to the Original Lease. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord. The taking possession of the Premises by Tenant is conclusive evidence as against Tenant, that, at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition.

                 20. END OF TERM. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of its property as may be required pursuant to Article 3 hereof; this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the business day immediately succeeding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20.

                 21. QUIET ENJOYMENT. Upon Tenant paying the Rent and additional rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed, Landlord covenants that Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease.

                 22. DIRECTORY. The lobby contains a computerized directory wherein the Building's tenants are listed, which is and shall remain prominently located, with a capacity for up to one thousand fifty (1,050) listings for Tenant. From time to time, but not more frequently than once every three (3) months, Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request, and Tenant promptly after request shall pay to Landlord a reasonable reprogramming charge for each reprogramming Tenant requests. If such computerized directory shall at any time be replaced by a standard directory, Tenant shall be entitled to Tenant's Share of the total listings available on such standard directory.

                 23. NO WAIVER. A. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

                 B. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as the case may be. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent and additional rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent or additional rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or additional rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                 24. WAIVER OF TRIAL BY JURY. The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                 25. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay rent hereunder and the obligation of Landlord and Tenant to perform all of the other covenants and agreements hereunder on the part of Landlord or Tenant to be performed shall in no wise be affected, impaired or excused because Landlord or Tenant is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Tenant or because Landlord or Tenant is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations, if Landlord or Tenant is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Landlord's or Tenant's control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any Requirements of any Governmental Authority or by reason of any Requirements of any Governmental Authority or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                 26. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if sent by registered or certified mail (return receipt requested) addressed (1) to Tenant (a) at Tenant's address set forth in this Lease, Attn: Facilities Department, Vice President, (b) at 1200 Harbor Boulevard, Weehawken, New Jersey 07087, Attn: Rodger Parker, Senior Vice President, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, and (d) with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attn: Benjamin Needell, Esq., or (2) to Landlord (a) at Landlord's address set forth in this Lease, Attn: Realty Operations, with a copy to (b) Shea & Gould, 1251 Avenue of the Americas, New York, New York 10020, Attn: Administrative Partner, Real Estate Department, (c) Equitable Real Estate Investment Management, Inc., 3414 Peachtree Road, N.E., Atlanta, Georgia 30326, Attn: Property Management Center, and (d) any

Mortgagee which shall have requested same, by notice given in accordance with the provisions of this Article 26 at the address designated by such Mortgagee, or (3) to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance
with the provisions of this Article 26.   Any such bill, statement, consent,
notice, demand, request or other communication shall be deemed to have been rendered or given on the earlier of three (3) days after the date it shall have been mailed as provided in this Article 26 or actual receipt thereof.

                 27. ESCALATION. A. In a determination of any increase or decrease in the Rent under the provisions of this Article 27:

                          (1)  "Assessed Valuation" shall mean the amount for
which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of The City of New York for the purpose of imposition of Taxes.

                          (2)  "Base Operating Expenses" shall mean $16,225,000.

                          (3)  "Landlord's Statement" shall mean an instrument
or instruments containing a comparison of any increase or decrease in the Rent for the preceding Operating Year pursuant to the provisions of this Article 27.

                          (4)  (a)  "Operating Expenses"  shall mean the
aggregate of those costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the Operation of the Property which, in accordance with the accounting practice used by Landlord (and which is in accordance with sound management principles respecting the operation of non-institutional first class office buildings in New York City) are properly chargeable to the Operation of the Property, together with and including (without limitation): the costs of fuel, gas, oil, steam, water, sewer rental, electricity (for the Building Systems and common areas of public portions of the Real Property and the Building and the areas thereof not available for occupancy), HVAC and other utilities furnished to the Building and utility taxes, Taxes and the financial expenses incurred in connection with the Operation of the Property such as insurance premiums, attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any abatement of Taxes) and auditing and other professional fees and expenses, but specifically excluding, (i) franchise or income taxes imposed upon Landlord (except as the same may be included in Taxes), (ii) mortgage interest and amortization, (iii) leasing commissions, (iv) the cost of electrical energy furnished directly to tenants of the Building to the space occupied by such tenants, (v) the cost of tenant installations and decorations incurred in connection with preparing space for a new tenant, (vi) ground rent, if any,
(vii) financing costs, (viii) salaries of personnel above the grade of building manager and such building manager's supervisor, (ix) capital improvements (except as hereinafter provided), (x) any expense for which Landlord is otherwise compensated through the proceeds of insurance or is otherwise compensated or has the right to be compensated by any tenant (including Tenant) of the Building, and (xi) legal fees incurred in connection with the negotiation of, or disputes arising out of, any space lease in the Building; except, however, that if any capital improvement (except for any capital improvement made by Landlord to convert the Building to "primary service" as more particularly set forth in Article 13 of this Lease) is made and Landlord reasonably expects such improvement to reduce Operating Expenses (as, for example, a labor-saving improvement), then, with respect to the Operating Year in which the improvement is made, the cost of such improvement shall be included in Operating Expenses; provided however, to the extent the cost of such improvement is required to be capitalized for Federal income tax purposes, such costs shall be amortized over the same useful life as Landlord actually establishes for income tax purposes for such improvement pursuant to the Internal Revenue Code of 1954, as amended, and the annual amortization, together with interest thereon at the then prime rate being charged by Citibank, N.A. or its successor, of such improvement shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized and Landlord's Statement with respect to the Operating Year in which the improvement is made shall include the analysis utilized by Landlord in connection with the decision to make such improvement. If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be determined to be increased by an amount equal to the lesser of (i) the additional Operating Expenses which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant and (ii) the amount of any rent credit, abatement or offset granted to such tenant on account of the nonperformance of such work or services by Landlord.

                          (b)     In determining the amount of Operating
Expenses for any Operating Year, if less than ninety-five percent (95%) of the Building rentable area shall have been occupied by tenant(s) (including Landlord) at any time during any such Operating Year, Operating Expenses shall be determined for such Operating Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout such Operating Year.

                          (c)     If any capital improvement is made during any
Operating Year in compliance with any Requirements whether or not such Requirement is valid or mandatory, then the cost of such improvement shall be amortized over the same useful life as Landlord actually establishes for income tax purposes for such improvement pursuant to the Internal Revenue Code of 1954, as amended, with interest at the then prime rate being charged by Citibank (N.A.) or its successor, shall be deemed an Operating Expense in each of the Operating Years during which the cost of the improvement is amortized.

                 (5) "Operating Year" shall mean the calendar year 1984 and each subsequent calendar year for any part or all of which there is an increase or decrease in the Rent pursuant to Section B of this Article 27.

                 (6) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon or with respect to the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air and development rights" appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Governmental Authority for any vaults, vault space or other space within or outside the boundaries of the Real Property, and
(iii) any assessments levied after the date of the original Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the first Tax Year, which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments) in the manner in which such taxes and assessments are imposed); provided, that if because of any change in the taxation of real estate, any other tax or assessment however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. With respect to any Tax Year, all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such Tax Year. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (i) any taxes on Landlord's income, (ii) franchise taxes, (iii) estate or inheritance taxes or (iv) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes. In determining the amount of Taxes for any Operating Year (or for the partial calendar years in which the Term shall commence or expire), Taxes payable in such Operating Year shall be apportioned for that portion of the Tax Year occurring within the Operating Year.

                 B.       (a)     If the Operating Expenses for any Operating
Year (any part or all of which falls within the Term) shall be greater than the Base Operating Expenses, then the Rent for such Operating Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased (or decreased, as the case may be, if the Operating Expenses for such Year shall be less than those for the preceding Operating Year) by Tenant's Share of such increase (or decrease). Tenant's Share of operating Expenses shall be adjusted to account for any modification(s) to Tenant's Share during any Operating Year.

                          (b)     (i)      Anything contained in this Article
27 to the contrary notwithstanding, Tenant, until September 1, 1989, shall be entitled to a credit against Tenant's Share of increases in Operating Expenses due to an increase in Taxes directly attributable to any sale of the Real Property prior to September 1, 1989 in an aggregate amount (the "Tax Credit") equal to (x) $1,000,000 less (y) $200,000 (or a pro rata portion thereof) for each year (or a pro rata portion thereof) which shall have elapsed from September 1, 1984 to the commencement of the first full Tax Year subsequent to the date of such sale. To the extent that Tenant's Share of increases in Operating Expenses due to any aggregate increase in Taxes directly attributable to any sale of the Real Property prior to September 1, 1989 shall be less than the Tax Credit, Tenant shall not be entitled to any credit for an amount in excess of Tenant's Share of such increase; to the extent Tenant's Share of any such aggregate increase shall be more than the Tax Credit, Tenant shall not be entitled to any additional credit; and in no event shall





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
Tenant be entitled to any credit against Tenant's Share of Operating Expenses subsequent to September 1, 1989.

                                        (ii)    The amount of any increase in
Taxes directly attributable to any sale of the Real Property prior to September 1, 1989 shall be calculated taking into account whether or not a "transitional" Assessed Valuation shall have been used in calculating Taxes in the Tax Year prior to such sale, taking into account whether or not the, Real Property shall have been reassessed subsequent to the sale using a "transitional" Assessed Valuation, taking into account any reassessment of the Real Property subsequent to any Tax Year subsequent to the date of such sale and giving due consideration to the amount by which Taxes would have increased even if the sale had not taken place based upon the historic rate of increase of the Assessed Valuation during the five (5) Tax Years prior to the sale and any stated policy of any Governmental Authority with respect to the reassessment of real-property in general.

                 C.       (1)     At any time during or after the Term Landlord
may render to Tenant, either in accordance with the provisions of Article 26 hereof or by personal delivery at the Premises, Attn: Facilities Department, Vice President, a Landlord's Statement or Statements, together with a copy of the applicable tax bill, showing a comparison of the actual Operating Expenses for an Operating Year with the Base Operating Expenses, and the amount of the increase or decrease in the Rent resulting from such comparison. Landlord's failure to render a Landlord's Statement during or with respect to any Operating Year shall not prejudice Landlord's right to render a Landlord's Statement during or with respect to any subsequent operating Year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Rent pursuant to this Article 27 for such Operating Year. If Landlord shall fail to furnish Tenant a Landlord's Statement for any operating Year and such failure shall continue for six (6) months after the last day of such Operating Year, Tenant may suspend payment of the monthly payments required under Section C(2)(a) or Section C(3) of this Article 27, until such time as a Landlord's Statement shall be delivered for the Operating Year in question, but Tenant shall nevertheless remain liable for the payments of Rent based upon increases in Operating Expenses during such Operating Year which payments shall be paid to Landlord in accordance with the provisions of Section C(2)(b) hereof upon delivery of such Statement. Notwithstanding the foregoing, Landlord shall be deemed to have waived its right to collect the increases in Rent pursuant to this Article 27 for an Operating Year, if Landlord shall have failed to deliver any Landlord's Statement by the third (3rd) anniversary of the expiration of the operating Year in question.

                 (2)      (a)     On the first day of the month following the
furnishing to Tenant of a Landlord's Statement, Tenant, in case of an increase, shall pay to Landlord, as additional rent, a sum equal to 1/12th of such increase in the Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Operating Year for which the increase is applicable; and in case of a decrease, shall be entitled to a credit against the next monthly installment or installments of the Rent of a sum equal to 1/12th of such decrease multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Operating Year for which the decrease is applicable; and thereafter, commencing with the then current monthly installment of Rent and continuing monthly thereafter until rendition of the next succeeding Landlord's Statement, the monthly installments of Rent shall be increased or decreased, as the case may be, by an amount equal to 1/12th of such increase or decrease.
Any increase in the Rent shall be collectible by Landlord in the same manner as Rent. Landlord shall deliver a landlord's Statement at least fifteen (15) days prior to the date on which any payment hereunder shall be required to be made.

                          (b)     Following each Landlord's Statement, a
reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord's Statement and credited with (i) the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(2)(a) for the Operating Year in question, and (ii) any decrease in the Rent shown on such Landlord's Statement; Tenant shall pay any debit balance to Landlord within fifteen (15) days next following rendition by Landlord, either in accordance with the provisions of Article 26 hereof or by personal delivery to the Premises, of an invoice for such debit balance; any credit balance shall be applied against the next accruing monthly installment of Rent. Any amount owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

                 (3)      (a)      As used in this subsection C(3), (i)
"Tentative Monthly Escalation Charge" shall mean a sum equal to 1/12th of Tenant's Share multiplied by the difference between (x) the Base Operating Expenses and (y) Landlord's is reasonable estimate of Operating Expenses for such Current Year, and (ii) "Current Year" shall mean the Operating Year





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in which a demand is made upon Tenant for payment of a Tentative Monthly
Escalation Charge.

                                  (b)      At any one time in any Operating
Year (any part or all of which falls within the Term), Landlord, at its option, in lieu of the payments required under subsection C(2)(a) of this Article 27, may demand and collect from Tenant, as additional rent, a sum equal to the Tentative Monthly Escalation Charge multiplied by the number of months in said Operating Year preceding the demand and Tenant shall pay said amount to Landlord within ten (10) Business Days after said demand, and thereafter, commencing with the month in which the demand is made and continuing thereafter for each month remaining in said Operating Year, the monthly installments of Rent shall be deemed increased by the Tentative Monthly Escalation Charge. Any amount due to Landlord under this subsection C(3) may be included by Landlord in any Landlord's Statement rendered to Tenant as provided in subsection C(1) of this Article 27.

                                  (c)      After the end of the Current Year
and at any time that Landlord renders a Landlord's Statement or Statements to Tenant as provided in subsection C(1) of this Article 27 with respect to the comparisons of the Operating Expenses for said Current Year (i.e., an Operating
Year), with the Base Operating Expenses, the amounts, if any, collected by Landlord from Tenant under this subsection C(3) on account of the Tentative Monthly Escalation Charge shall be adjusted, and, if the amount so collected is less than or exceeds the amount actually due under said Landlord's
Statement for the Operating Year, a reconciliation shall be made in the same manner as provided in subsection C(2)(b) of this Article 27, except that if the aggregate Tentative Monthly Escalation Charges for any Operating Year shall have exceeded the actual increase in Operating Expenses for such Operating Year by more than fifteen percent (15%), the amount of the overpayment together with interest at the then prime rate charged by Citibank, N.A. or its successor shall be applied against the next accruing monthly installments of Rent.

                 D.       (1)      In the event that, after a Landlord's
Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for an Operating Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Taxes for such Operating Year (taking into account the expenses mentioned in the third to last sentence of Section





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
A(6) of this Article 27) and setting forth Tenant's Share of such refund and Tenant shall be entitled to receive such Tenant's Share by way of a credit against the Rent next becoming due after the sending of such Statement; provided, however, that Tenant's Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent as a result of an increase in Operating Expenses for such Operating Year on the basis of the Assessed Valuation before it had been reduced, taking into account any Tax Credit received by Tenant. Any payment owing to Tenant subsequent to the Term shall be paid to Tenant within ten (10) Business Days after a final determination has been made of the amount due to Tenant.

                 (2) Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within ninety (90) days after such statement is sent, Tenant shall send a written notice to Landlord objecting to such statement and specifying the respects in which such statement is claimed to be incorrect (provided that such Landlord's Statement is prepared in detail enough to permit Tenant to specify the respects in which such Statement is incorrect). If such notice is sent, Tenant may examine Landlord's books and records to determine the accuracy of Landlord's Statement. Tenant recognizes the confidential nature of such books and records and agrees to maintain the information obtained from such examination in strict confidence. If after such examination, Tenant still disputes such Landlord's Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants not engaged on a regular basis by either Landlord or Tenant, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed as long as such certified public accounting firm is one of the so-called "big-eight" public accounting firms, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Statement, as provided in section C hereof.

                 (3) Anything in this Article 27 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the Rent set forth in Article 1 hereof (as adjusted pursuant to Articles 40 and 41





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
hereof) nor shall any decreases in the Rent pursuant to this Article 27 result in a decrease in Base Operating Expenses.

                 (4) The expiration or termination of this Lease during any Operating Year or any calendar year for any part or all of which there is an increase or decrease in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase or decrease and any Landlord's Statement or comparative statement relating to such increase or decrease may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord's Statement shall be payable within fifteen (15) days after such Statement is sent to Tenant.

                 28.      SERVICES.        A.      Landlord shall provide
elevator facilities on Business Days from 8:00 a.m. to 6:00 p.m. and have an elevator subject to call at all other times. Tenant shall have the exclusive use of the elevator which operates only between the 38th and 39th floors of the Building. Landlord shall maintain and repair such elevator, and Tenant shall pay to Landlord as additional rent, any charge for such maintenance and repair within fifteen (15) days of rendition of a bill therefor, to the extent such charge would be includable in Operating Expenses pursuant to Article 27 hereof if such maintenance or repair had not been performed exclusively for the benefit of Tenant. In addition, Tenant, at Tenant's sole cost and expense, shall comply with all requirements of law, the New York Board of Fire Underwriters or any similar body applicable to such elevator to the extent such requirements would be includable as Requirements if they were applicable to the Premises.

                 B.       (i)     Landlord, at Landlord's expense (but subject
to recoupment pursuant to Article 27 hereof), shall furnish and distribute to the Premises (other than the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space) through the HVAC System, when required for the comfortable occupancy of the Premises, HVAC meeting the specifications set forth on Schedule B annexed hereto and for the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space, HVAC meeting the specifications set forth on Schedule B-1 annexed hereto, on a year round basis from 8:00 a.m. to 6:00 p.m. on Business Days and shall maintain such HVAC System in good working order and keep the same in good repair. In addition, Landlord is currently providing building chilled water to the fan-coil units installed by





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
Tenant in the trading areas of the Premises located on the ninth (9th) through thirteenth (13th) floors of the Building, through the HVAC System from 8:00 a.m. to 6:00 p.m. on Business Days. Additional chilled water shall be supplied to Tenant, at Tenant's request, in such amounts as Landlord (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself) determines is practicable. Tenant shall pay Landlord, as additional rent, for the supply of chilled water within ten (10) business days after rendition to Tenant of a bill therefor, an annual charge of $1,400 per ton of chilled water provided to Tenant in accordance herewith.
Such annual charge shall be increased on March 1, 1990 and every 5th anniversary of such date to an amount equal to $1,400 per ton multiplied by the percentage difference between the Operating Expenses for the Operating Year in which such anniversary falls and the Base Operating Expenses.

                          (ii)    Should Tenant, upon compliance with all of
the provisions of this Lease applicable thereto (including without limitation Articles 3 and 13 hereof), install supplementary HVAC Systems to service the Premises (other than the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space), Landlord shall furnish to the floor(s) of the Premises serviced by any such Systems, by means of the existing condenser water conduits and risers, condenser water to service such Systems. Condenser water shall be supplied in such amounts as Landlord (taking into consideration the potential needs of present and future tenants of the Building and of the Building itself) determines is practicable. Any installations required to connect Tenant's supplementary HVAC Systems to the condenser water conduits and risers shall be made by Landlord at Tenant's expense and shall be chargeable and paid to Landlord as additional rent together with a one time "tap-in" fee equal to $1,000 per ton of cooling requirements of the supplemental HVAC Systems so connected within ten (10) Business Days after the rendition to Tenant of a bill therefor. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of condenser water supplied to Tenant. Tenant shall pay Landlord, as additional rent, for the supply of condenser water within ten (10) Business Days after rendition to Tenant of a bill therefor, an annual charge of $400 per ton of cooling requirements of the supplemental HVAC Systems so connected. Such annual charge shall be increased on (i) March 1, 1990, and (ii) on every fifth
(5th) anniversary thereof to an amount equal to $400 per ton multiplied by the percentage difference between the Operating Expenses for the





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
Operating Year in which such anniversary falls and the Base Operating Expenses.

                 C. The Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any necessary elevator facilities, HVAC or chilled water to the Premises during periods ("Overtime Periods") other than the hours and days set forth above. Accordingly, if Landlord shall furnish any such elevator facilities (other than the elevator subject to call), HVAC or chilled water to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord additional rent for such services at Landlord's cost thereof plus an amount equal to ten percent (10%) of such cost as Landlord's administrative charge for supervision and overhead. Landlord shall not be required to furnish any such services during any Overtime Periods unless Landlord has received advance notice (which notice may be oral and shall otherwise be exempt from the notice provisions set forth in Article 26 hereof) from Tenant requesting such services prior to 2:00 p.m. of the day upon which such services are requested, or by 2:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. In no event shall Landlord be required to furnish any such services to the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space or the 39th Floor Space during any Overtime Period. If Tenant fails to give Landlord such advance notice, then, failure by Landlord to furnish or distribute any such services during such Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If more than one tenant utilizing the same system as Tenant requests the same Overtime Periods for the same services as Tenant, the charge to Tenant shall be adjusted pro rata.

                 D. Provided Tenant shall keep the Premises in order, Landlord, at Landlord's expense, shall cause the Premises, excluding the Subconcourse Space, the 39th Floor Storage Space, the Concourse Space, the Bank Vault Space and any portions of the Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned substantially in accordance with the standards set forth in Schedule C annexed hereto. If any additional cleaning of the Premises is required or desired to be done by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Landlord and no one other than persons





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approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered and the amount of such bills shall be deemed to be, and shall be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such refuse and rubbish in the event that Tenant does not wish to have same done by employees or contractors of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such Rules and Regulations as, in the judgment of Landlord, are necessary for the proper operation of the Building and shall be performed by contractors approved by Landlord. Tenant, at Tenant's expense, shall cause the Subconcourse Space, the Concourse Space, the Bank Vault Space and the 39th Floor Space and any other portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, other than persons first approved by Landlord, such approval not to be withheld unreasonably.

                 E. If there shall be installed in the Building a "sprinkler system," and if such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any Governmental Authority shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord shall, at Tenant's reasonable expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

                 F. Landlord may install a water meter, at Tenant's sole cost and expense, to measure Tenant's water consumption in the 39th Floor Space. In addition, if Tenant requires, uses or consumes water in any other portion of the Premises for any purpose in addition to ordinary drinking, cleaning or lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all such additional purposes. Tenant shall pay to Landlord as additional rent the cost of any meters and the installation thereof within fifteen (15) days of rendition of a bill therefor. Tenant shall (1) keep any meters and equipment, installed by Landlord hereunder in good working order and repair at Tenant's own cost and expense; (2) pay for water consumed, as shown on said meters as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; (3) pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are a part pursuant to any Requirement made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system; and (4) Tenant shall pay to Landlord as additional rent for such service an amount equal to five percent (5%) of the cost of water consumed as Landlord's administrative charge for overhead and supervision. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within fifteen (15) days of rendition.

                 G. Landlord reserves the right to stop the service of the HVAC System or the other Building Systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply HVAC or the services provided by other Building Systems or facilities when prevented by exercising its right to stop service or by strikes, labor troubles or accidents, inability to obtain labor or materials, acts of God, enemy action, civil commotion, fire, unavoidable casualty or other similar causes beyond Landlord's control, or by failure of independent contractors to perform or by any Requirement or by failure of suitable fuel supply, or inability after exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a national emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency or for any other cause reasonably beyond Landlord's control. The

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exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Upon cessation of the condition which prevented Landlord from supplying HVAC or the services provided by the other Building Systems or facilities, Landlord shall promptly commence and diligently pursue the restoration of such services.

                 29. PARTNERSHIP TENANT. If Tenant is a partnership (or is comprised of two (2) or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually or as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Article 29 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any successor partnership, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and
(c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29).

                 30. VAULT SPACE. Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

                 31. SECURITY. If at any time during the Term, Tenant's net worth shall be less than Twenty-five Million Dollars ($25,000,000), as determined in accordance with generally accepted accounting principles consistently applied (provided that all subordinated debt shall be treated as a credit and not a debit in any such calculation), Tenant shall deposit with Landlord an amount equal to such deficiency (rounded to the nearest $50,000), or at Tenant's option, a "clean," unconditional, irrevocable letter of credit (the "Letter of Credit") in a like amount, issued by and drawn on a bank which is a member of the New York Clearing House for the account of Landlord, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. If Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rent and additional rent, Landlord may apply or retain the whole or any part of the security so deposited, or present the Letter of Credit for payment and apply or retain the whole or any part of the proceeds thereof, as the case may be, to the extent required for the payment of any Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re- entry by Landlord. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the security so deposited, as the case may be, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit or the security, as the case may be, shall be returned to Tenant after the Expiration Date within five (5) Business Days after demand and after delivery of possession of the entire Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Letter of Credit or security to the vendee or lessee and upon the acceptance thereof by such vendee or lessee, Landlord shall be released by Tenant from all liability for the return of such Letter of Credit or security, as the case may be, and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit or issue a new Letter of Credit naming the vendee or lessee as the beneficiary thereunder and Tenant agrees to look solely to the new Landlord for the return of the Letter of Credit or security, as the case may be; the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant shall renew any Letter of Credit from time to time, at least thirty (30) days prior to the expiration thereof, and deliver to Landlord a new Letter of Credit, or an endorsement to the Letter of Credit, and any other evidence required by Landlord that such renewal has been made. If Tenant shall fail to renew the Letter of Credit as aforesaid, Landlord may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit. During the Term, Tenant shall furnish to Landlord an audited annual financial statement of Tenant within one hundred-twenty (120) days after the end of its fiscal Year and its semi-annual financial statement, certified as correct by its chief financial officer, within sixty (60) days after the end of the second quarter of Tenant's fiscal year. The amount of the security required to be deposited with Landlord pursuant to this Article 31 shall be adjusted based on the net worth of Tenant shown on such statements and calculated in accordance herewith.

                 32. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                 33. BUILDING NAME. On the date hereof, Landlord and Tenant acknowledge that the Building has been named "The PaineWebber Building"; provided, however, that in order to continue to have the Building named "The PaineWebber Building," during the balance of the Term, PaineWebber Incorporated must be the tenant hereunder and must occupy for the operation of its business at least eighty percent (80%) of the Premises (which for the purposes of this sentence shall not include any additional space demised pursuant to any amendment hereto). In connection therewith, Tenant has been permitted, subject to compliance with applicable Requirements and agreements to which Equitable is a party as of the date of this Lease and subject to the approval of all Government Authorities, including without limitation, the local community board, to erect signs on the exterior of the Building, at the locations at which such signs are presently located. As long as Tenant shall be entitled to have the Building named "The PaineWebber Building" the name of no entity other than Equitable shall appear on the Building.

                 34. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

                 35. BROKER. Each party represents and warrants to the other party that it has not dealt directly with any broker in connection with this Lease or the Original Lease, and that insofar as such party knows no broker negotiated this Lease or the Original Lease or is entitled to any commission in connection therewith and the execution and delivery of this Lease by such party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Each party shall indemnify and hold the other party harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with the other party in connection with this Lease or the Original Lease and for any and all costs incurred by such party in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The parties acknowledge that Tishman Speyer Properties has acted as a consultant in connection with this Lease and the Original Lease and Landlord shall pay Tishman Speyer Properties any fee or other compensation to which Tishman Speyer Properties may be entitled for such services. This provision shall survive the cancellation or expiration of this Lease.

                 36. INDEMNITY. A. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify and save the Indemnitees harmless from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises or occurring during the Term in connection with any art exhibited by Tenant in the lobby of the Building pursuant to a letter agreement of even date herewith, (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, invitees or visitors, and (d) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, but shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Tenant shall have no liability for any consequential damages suffered either by Landlord or by any party claiming through Landlord.


                 B. Except as provided in Articles 4, 9, 10, 13, 28 and 37 hereof and otherwise as expressly provided herein, Landlord shall indemnify and save Tenant, its shareholders, directors, officers, partners, employees and agents harmless from and against all claims against Tenant arising from any direct damage to the Premises and any bodily injury to the Tenant's employees, agents or invitees resulting from the acts, omissions or negligence of Landlord, its licensees, servants, employees or agents. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, but shall be limited to the extent any insurance proceeds collectible by Tenant under policies owned by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same. Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant.

                 37. ADJACENT EXCAVATION-SHORING. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent, provided that Tenant shall continue to have access to the Premises and the Building. If Landlord is causing or authorized to cause such excavation, the provisions of Article 14 of this Lease shall be operative with respect to such access and work or installations done in connection therewith.

                 38. MISCELLANEOUS. A. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Lease to each other.

                 B. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein (or upon any member thereof) after the bona fide sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property (or such member's interest in Landlord), as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord (or such member) shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, provided that such transferee assumes the obligations of Landlord under this Lease (subject to the terms hereof); and provided further that Landlord shall not be relieved of its obligation with respect to the application of insurance or condemnation proceeds, any refund of Taxes or the return of the security deposited hereunder to the extent that such obligations have not been assigned to and assumed by such transferee. Neither the partners comprising Landlord, nor the shareholders directors or officers of Landlord (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for any judgment obtained by Tenant against Landlord shall not exceed and shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or to any of the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                 C. Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Rent or additional rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

                 D. Tenant shall reimburse Landlord as additional rent, within five (5) Business Days after rendition of a statement, for all expenditures made by, or damages or fines sustained or incurred by, Landlord, due to any default by Tenant under this Lease, with interest thereon at the Applicable Rate.

                 E. This Lease shall not be recorded, however, at the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to the Lease sufficient for recording.

                 F. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

                 G. This Lease shall amend, restate and supersede in their entirety the Original Lease and the Letter Agreements. Notwithstanding the foregoing, all of the obligations of the parties hereto which have accrued prior to the date hereof under the foregoing documents (including without limitation the obligation of Tenant to pay Rent for any period prior to the date of this Lease), and which have not been performed, shall survive the amendment, restatement and supersession of such documents, and the execution and delivery of this Lease shall not release either party or constitute any waiver by either party with respect to the obligations of the other party under the foregoing documents. Failure by Tenant to perform any of such obligations within the time periods required by, and after any notice and grace periods provided in, the Original Lease or the Letter Agreements shall constitute, without any further notice or grace period, an Event of Default hereunder. Landlord and Tenant expressly acknowledge that Landlord has fully disbursed the Tenant Fund, the First Additional Tenant Fund, and the Second Additional Tenant Fund (as such terms are defined in the Original Lease) and Tenant has received the benefit of the credits against Fixed Rent pursuant to
Article 40 of the Original Lease.

                 39. RENT CONTROL. If at the commencement of, or at any time or times during the Term of this Lease, the rents reserved in this Lease shall not be fully collectible by reason of any Requirement, Tenant shall enter into such agreement and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term,
(a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

                 40.      RIGHT OF FIRST OFFER     A. If at any time during the
Term, Landlord shall desire to sell the Real Property, then, provided that PaineWebber Incorporated shall be the Tenant hereunder and provided no Event of Default exists hereunder, Landlord shall offer ("Landlord's Offer") to sell the Real Property to Tenant prior to offering the same to any other individual or entity other than a subsidiary or affiliate of Landlord (provided that the purpose of such transfer to such affiliate or subsidiary shall not be the circumvention of the obligations of Landlord hereunder, and provided further that such transferee shall assume the obligations of Landlord hereunder subject to the limitations contained herein). Landlord's Offer shall be in writing and shall set forth the terms and conditions upon which the Real Property is to be sold. Landlord shall deliver to Tenant, together with Landlord's offer, a schedule which shall show therein the annual base rentals payable to Landlord for space in the Building, lease expiration dates, the escalation charges payable and any renewal options, together with the most recent income and expense statement with respect to the Real Property. In no event shall Landlord be required to disclose the names of tenants of the Building and the number of square feet leased by each tenant individually or the specific space to which the foregoing information relates until the Letter of Intent shall have been delivered to Landlord as provided below.

                 B. Landlord and Tenant shall endeavor in good faith to execute and deliver to each other, within thirty (30) days after delivery by Landlord to Tenant of Landlord's Offer, a mutually satisfactory, non-binding letter setting forth Tenant's intention (the "Letter of Intent") to purchase the Real Property.

                 C. If (a) the Letter of Intent is not executed and delivered, as aforesaid, or (b) the Letter of Intent is executed and delivered, as aforesaid, but a contract of sale for the Real Property, mutually satisfactory to both Landlord and Tenant, is not executed and delivered (together with any payment required to be made thereunder by Tenant to Landlord) to each other within thirty (30) days after execution and delivery of the Letter of Intent, or (c) Tenant advises Landlord that it does not desire to purchase the Real Property, then Landlord shall be free to sell the Real Property to any other individual or entity, except as provided herein. Until the Letter of Intent has been executed, Tenant, recognizing the confidential nature of Landlord's decision to offer the Real Property for sale and any information furnished to Tenant in connection therewith, shall not disclose to any third party the fact of Landlord's Offer or any of the information or materials furnished to it in connection with Landlord's Offer nor shall Tenant offer or reoffer the Real Property for sale or seek debt or equity financing in connection with Tenant's acquisition of the Real Property.

                 D. If, after the occurrence of any of the events set forth in clauses (a), (b), or (c) of Section C hereof, Landlord proposes to sell the Real Property the consideration for which is less than ninety-five percent (95%) of the purchase price set forth in Landlord's Offer, then, subject to the provisions of Section E hereof, Landlord shall deliver to

Tenant a letter of intent or contract, if any, proposed to be entered into by Landlord with respect to such sale or a statement of the terms and conditions of such proposed sale (together with a statement of any material changes with respect to the information supplied by Landlord to Tenant pursuant to the provisions of Section A above) and Tenant shall thereupon have ten (10) Business Days in which to execute and deliver to Landlord any such letter of intent or contract (together with any payment required to be made thereunder), or if there shall be no such letter of intent or contract, Tenant shall thereupon have ten (10) Business Days in which to execute and deliver to Landlord a letter of intent acceptable to Landlord for the sale of the Real Property at the consideration then proposed by Landlord. If Tenant shall fail to execute and deliver any such letter of intent or contract, as aforesaid (or, having executed any such letter of intent shall fail to execute a contract as required thereby, or having executed such contract shall fail to consummate the acquisition of the Real Property in accordance therewith), then Landlord shall be free to sell the Real Property for ninety-five percent (95%) of the consideration then proposed by Landlord, or such lower amount if Landlord complies with provisions of this Section D.

                 E. If Landlord fails to transfer title to the Real Property within eighteen (18) month after having delivered Landlord's Offer to Tenant or within eighteen (18) months of complying with the provisions of Section D hereof, whichever is later, then, prior to any sale thereof, Landlord shall once again offer the Real Property to Tenant and the aforesaid procedures shall be repeated.

                 F. Upon any sale of the Real Property as provided herein, the rights of Tenant under this Article shall terminate so that no Landlord other than Equitable shall be bound hereby.

                 41. RENEWAL TERM. A. Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for two (2) additional periods of five (5) years each (the "Renewal Terms"), which Renewal Terms shall
(i) commence on April 1, 2000 and end on March 31, 2005 (the "First Renewal Term"), and (ii) commence on April 1, 2005 and end on March 31, 2010 (the "Second Renewal Term"), provided that this Lease shall not have been previously terminated, no Event of Default shall exist, and Tenant shall occupy at least fifty percent (50%) of the Premises (exclusive of the Concourse Space, the Subconcourse Space, the 39th Floor Storage Space and the Bank Vault Space) for the operation of its business, (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise each Renewal Option, and (y) on the Expiration Date, or the last day of the First Renewal Term, as the case may be. Each such Renewal Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord (i) with respect to the First Renewal Term at least two (2) years prior to the Expiration Date (the "First Exercise Date"); and (ii) with respect to the Second Renewal Term at least two (2) years prior to the fifth (5th) anniversary of the Expiration Date (the "Second Exercise Date"). Time is of the essence with respect to the giving of the applicable Renewal Notice. Tenant may not renew the term of this Lease for the Second Renewal Term unless it shall have exercised its option to renew the Term for the First Renewal Term. Upon the giving of the Renewal Notice with respect to the Second Renewal Term, Tenant shall have no further right or option to extend or renew the Term.

                 B. If Tenant exercises the Renewal Option, each Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Rent shall be deemed to mean the Rent as determined pursuant to Section C of this Article, (ii) Tenant shall not be entitled to any further Tax Credit as provided in Section B(1) of Article 27 and (iii) the provisions of Section A of this Article relative to Tenant's right to renew the term of the Lease shall not be applicable during the,Second Renewal Term. It is expressly understood that during the First Renewal Term, Tenant shall have the right as set forth in Section A only with respect to the Second Renewal Term, and that during the Second Renewal Term, Tenant shall have no further right to renew this Lease.

                 C.       For each Renewal Term the Rent shall be as follows:

                          (1)     The Rent for the Premises for the First
Renewal Term, or Second Renewal Term, as the case may be, shall be the greater of the (a) (i) annual fair market rental value of the Premises (the "Fair Market Rent") on the First Exercise Date or the Second Exercise Date, as the case may be, plus (ii) an amount equal to the Fair Market Rent determined as of the First Exercise Date or Second Exercise Date, as the case may be, multiplied by the percentage increase in the Consumer Price Index, if any, from the First Exercise Date or the Second Exercise Date, as the case may be, to the commencement of the First Renewal Term or Second Renewal Term, as the case may be and (b) the Rent payable by Tenant on the Expiration Date, or the last day of the First

Renewal Term, as the case may be, (the greater of (a) and (b) being hereinafter referred to as the "Rental Value"). The Fair Market Rent shall be determined as if the Premises were available in the then rental market for comparable buildings in midtown Manhattan and assuming that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, taking into account:

                            (i)   the fact that the Base Operating Expenses
provided herein shall not change for the purpose of calculating the escalation payments payable pursuant to Article 27 hereof which payments shall continue to be made during each Renewal Term;

                           (ii)   the fact that as of the commencement of the
Renewal Term, Tenant shall not be required to pay, in addition to the escalation payments presently provided for under this Lease, Tenant's Share of such other escalation payments which Landlord is then charging tenants under other leases signed within the last twelve (12) months in the Building or if no such leases were signed within the last twelve (12) months, such other escalation payments which Landlord is then charging tenants under leases signed within the last twelve (12) months in other office buildings which are comparable to the Building;

                          (iii)   as to the First Renewal Term, the fact that
the First Renewal Term is for a five (5) year term and Tenant has the further right to renew this Lease for the Second Renewal Term of five (5) years, and as to the Second Renewal Term, the fact that the Second Renewal Term is for five
(5) years and that Tenant has no further right to renew;

                           (iv)   the fact that the Building shall remain named
for Tenant subject to the provisions of Article 33 hereof;

                            (v)   the fact that Landlord shall not be obligated
to perform any work in the Premises to prepare the same for Tenant's occupancy; and

                           (vi)   the fact that Tenant shall not be entitled to
any credit against the Rent.

During the Renewal Term the Rent shall continue to be subject to escalation as provided in Article 27 hereof.

                          (2) For purposes of determining the Fair Market Rent, the following procedure shall apply:

                                  (a)      the Fair Market Rent shall be
determined by Landlord on the basis of the highest and best use of the Premises assuming that the Premises are free and clear of all leases and tenancies (including this Lease), and, at the election of Landlord, that the Premises are occupied by one (1) tenant or are subdivided and occupied by more than one (1) tenant, whether improved or unimproved.

                                  (b)      Landlord shall give Tenant written
notice (the "Rent Notice") (i) with respect to the First Renewal Period, within sixty (60) days after the First Exercise Date and (ii) with respect to the Second Renewal Period, within sixty (60) days after the Second Exercise Date, which Rent Notice shall set forth Landlord's determination of the Fair Market Rent ("Landlord's Determination"). If Landlord shall fail or refuse to give such notice as aforesaid, the Fair Market Rent shall be deemed to be the Rent then payable by Tenant on the First Exercise Date, or the Second Exercise Date, as the case may be.

                                  (c)      If Landlord's Determination exceeds
the Rent expected to be payable by Tenant on the Expiration Date, or the last day of the First Renewal Term, as the case may be, Tenant shall give Landlord written notice ("Tenant's Notice"), within sixty (60) days after Tenant's receipt of the Rent Notice of whether Tenant accepts or disputes Landlord's Determination. If Tenant in Tenant's Notice accepts Landlord's Determination or if Tenant fails or refuses to give Tenant's Notice as aforesaid, Tenant shall be deemed to have accepted Landlord's Determination for the applicable Renewal Term in accordance with the terms of this Article. If Tenant in Tenant's Notice disputes Landlord's Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of the Rent Notice (or the expiration of said sixty (60) days if Landlord fails or refuses to give such Notice), Tenant's determination of the Fair Market Rent ("Tenant's Determination") as determined by an independent real estate appraiser ("Tenant's Appraiser") together with a copy of the appraisal prepared by Tenant's Appraiser.

                                  (d)      Landlord shall give Tenant written
notice ("Landlord's Notice"), within sixty (60) days after Landlord's receipt of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's Notice accepts Tenant's Determination or if Landlord fails or refuses to give Landlord's Notice as aforesaid, Landlord shall be deemed to have accepted Tenant's Determination.
If Landlord in Landlord's Notice disputes Tenant's Determination, Landlord shall appoint an independent real estate appraiser ("Landlord's Appraiser").
If within thirty (30) days after Tenant's receipt of Landlord's Notice in dispute, Landlord's Appraiser and Tenant's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser ("Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Appraiser and Tenant's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) Business Days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association or any successor organization to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or such successor organization to make such determination.

                                  (e)      The Third Appraiser shall conduct
such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser choose either Landlord's or Tenant's Determination, and that choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with the provisions of this Article.
Any Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraisers shall not have the power to add to, modify or change any of the provisions of this Lease.

                                  (f)      It is expressly understood that any
determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in Section C of this Article including the assumptions set forth in clause (2)(a) thereof.

                          (3)     After a final determination has been made of
the Rental Value for a Renewal Term, Tenant may, within ten (10) Business Days after said determination, rescind the Renewal Option by giving notice to Landlord, in which event this Lease shall terminate on the Expiration Date or the Fifth Anniversary of the Expiration Date, as the case may be. If Tenant fails to rescind the Renewal Option as aforesaid, Tenant shall be deemed to have waived its right to rescind the Renewal Option and the Renewal Option shall be deemed to have been exercised in accordance with the provisions of this Article.

                          (4)      If Tenant shall rescind the Renewal Option
pursuant to the provisions of Section C(3) hereof, Tenant shall pay to Landlord, within fifteen (15) days after demand, an amount equal to all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the determination of the Fair Market Rent, including without limitation reasonable attorneys' and appraisers' fees.

                          (5)      After a determination has been made of the
Rental Value for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Rental Value as hereinbefore determined.

                          (6)      On the first day of the First Renewal Term
and the Second Renewal Term, as the case may be, the parties shall execute and deliver to each other an instrument setting forth the Rent for such Renewal Term as hereinbefore determined.

                 IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                                THE EQUITABLE LIFE ASSURANCE
                                                SOCIETY OF THE UNITED STATES,
                                                Landlord

                                                By: /s/
                                                   -----------------------------
                                                      Investment Officer
                                                PAINEWEBBER INCORPORATED, Tenant

                                                By: /s/
                                                   -----------------------------
                                                         Senior (Vice) President

STATE OF NEW YORK         )
                          )       ss.:
COUNTY OF NEW YORK        )


On the _____ day of __________, 1989, before me personally came _______________, to me known who, being by me duly sworn did depose and say that he resides at ___________________________________________________; that he is a ______________________ of The Equitable Life Assurance Society of the United States, the corporation described in and which executed the foregoing instrument; that he had authority to sign the same and he acknowledged to me that he executed the same as the act and deed of said corporation for the uses and purposes therein mentioned.



                                                             ___________________
                                                                Notary Public



STATE OF NEW YORK         )
                          )       ss.:
COUNTY OF NEW YORK        )



On the ______ day of ________________, 1989, before me personally came ________________, to me known who, being duly sworn did depose and say that he resides at _____________________________________, New York, New York; that he is a ________________ of PaineWebber Incorporated, the corporation described in and which executed the foregoing instrument; that he had authority to sign the same and he acknowledged to me that he executed the same as the act and deed of said corporation for the uses and purposes therein mentioned.




                                                             ___________________
                                                                Notary Public

                                   Schedule A

                             RULES AND REGULATIONS


                 1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

                 2. No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord, which consent shall not be withheld or delayed unreasonably unless the prior consent of Landlord has been obtained for other lamping.


                 3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, if Tenant has refused to remove same after reasonable notice from Landlord, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and any directory tablet shall be of a size, color and style reasonably acceptable to Landlord.

                 4. The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant, nor shall any articles be placed on the windowsills.

                 5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Build-ing, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

                 6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

                 7. Subject to the provisions of Article 3 of this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct. Tenant shall not lay floor tile, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if such floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

                 8. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

                 9. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, [unmusical noise], whistling, singing, or in any other way.

                 10. Tenant, or any of Tenant's servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy.

                 11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto (except with respect to Security Areas). Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord's expense, Tenant shall pay to Landlord the cost thereof.

                 12. No bicycles, vehicles or animals of any kind except for seeing eye dogs shall be brought into or kept by Tenant in or about the Premises or the Building.

                 13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

                 14. Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises.

                 15. Tenant shall not purchase spring water, ice, towels or other like service, or accept barbering or bootblacking services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably and at hours and under regulations other than as reasonably fixed by Landlord.

                 16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

                 17. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of

Tenant and shall be liable to Landlord for all acts of such persons.

        18. Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor servies or other cleaning, and in making repairs of alterations in the Premises.

        19. the requirements of Tenant will be attended to only upon written application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duities, unless under special instructions from the office of Landlord.

        20. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall co-operate to prevent the same.

        21. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

        22. Execpt as specifically provided in Section B of Article 2 of this Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. Tenant may, at its sole cost and expense and subject to compliance with all applicable Requirements and the provisions of Articles 3 and 4 of this lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each vending machine, where necessary, shall have a waterproof mat thereunder and be connected to a drain; Tenant shall not permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withhheld or delayed.

        23. Tenant shall keep the entrance door to the Premises closed at all times.

                                   Schedule B

                              HVAC SPECIFICATIONS


                 The HVAC System shall be capable of maintaining 78 degrees when outdoor conditions are 95 degrees dry bulb and 75 degrees wet bulb. The HVAC System shall be capable of maintaining 72 degrees at outdoor temperature 0 degrees F. The HVAC System is designed upon (i) consumption of 4 watts per square foot lighting and 1/2 watt per square foot for miscellaneous power load
(ii) occupancy rate of one (1) person per 100 square feet, and (iii) mecho shades drawn.

                                  Schedule B-1

                            HVAC SPECIFICATIONS FOR
                         CONCOURSE, SUBCONCOURSE, BANK
                        VAULT SPACE AND 39TH FLOOR SPACE


HVAC SPECIFICATION FOR THE CONCOURSE SPACE

This space is served by Air Handling Unit No. BL-SC-13. It is a constant volume unit capable of cooling and electrical load of 8 watts/sq. ft. It provides 980 cfm to this space in addition to serving the adjacent areas.

Smoke exhaust for this area can be provided by Exhaust Fan EXH-SC-10.


HVAC SPECIFICATION FOR THE SUBCONCOURSE SPACE

This area is served by Air Handling Unit Number BL-SC-12. It is a constant volume unit capable of cooling an electrical load of 3 watts/sq. ft. It provides 4,350 cfm to this space and the adjacent areas.


HVAC SPECIFICATION FOR THE BANK VAULT SPACE

The Bank Vault Space is served by Air Handling Unit Number BL-SC-14. This is a constant volume unit capable of handling an electrical load in the vault of 5 watts/sq. ft. It provides the area with 1800 cfm of supply air, which is distributed through 12 ceiling diffusers. Air is exhausted from the vault itself and into the work area through the main vault door. This door should be open when the system is operating. Once in the work area, the air is exhausted by Fan EXH-SC-11.


HVAC SPECIFICATION FOR THE 39TH FLOOR SPACE

The HVAC system shall be capable of providing 60 air changes per hour to the kitchen area, providing 12,500 cfm of conditioned air and removing 19,360 cfm. There is no air conditioning or heating provided to the storage areas.

                                   Schedule C

                            CLEANING SPECIFICATIONS


GENERAL CLEANING

NIGHTLY

         General Offices:

         1. All hardsurfaced flooring to be swept using approved dustdown preparation.

         2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

         3. Hand dust and wipe clean all furniture, fixtures and window sills.

         4. Empty and damp wipe and clean all ash trays and screen all sand urns.

         5.      Empty all waste receptacles and remove wastepaper.

         6.      Dust interiors of all waste disposal cans and baskets.

         7.      Wash clean all water fountains and coolers.

         8.      Sweep all private stairways.

         Lavatories:

         1.      Sweep and wash all floors, using proper disinfectants.

         2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

         3.      Wash and disinfect all basins, bowls and urinals.

         4.      Wash all toilet seats (both sides).

         5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

         6.      Empty paper receptacles and remove wastepaper.

         7. Fill toilet tissue, soap dispenser and paper towel holders using materials supplied by Tenant.

         8.      Empty and clean sanitary disposal receptacles.

WEEKLY

         1.      Vacuum clean all carpeting and rugs.

         2. Dust all door louvres and other ventilating louvres within a person's reach.

         3.      Wipe clean all brass and other bright work.

MONTHLY

         High dust premises complete including the following:

         1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

         2. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

         3. Dust all pipes, ventilating and air-conditioning louvres, ducts, high mouldings and other high areas not reached in nightly cleaning.

         4.      Dust all venetian blinds.

PERIODICALLY

                 Wash all windows at least four (4) times per year.

                                  Exhibit "A"

                              PROPERTY DESCRIPTION

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York bounded and described as follows:

BEGINNING at the southwest corner of West 52nd Street and Avenue of the Americas;

RUNNING THENCE southerly along the westerly side of Avenue of the Americas, 200 feet 10 inches to the northwesterly corner of West 51st Street and Avenue of the Americas;

THENCE westerly along the northerly side of West 51st Street, 400 feet to a point;

THENCE northerly parallel with the easterly side of Seventh Avenue, 200 feet 10 inches to the southerly side of West 52nd Street.

THENCE easterly along the southerly side of West 52nd Street, 400 feet to the corner as aforesaid, the point or place of BEGINNING.

                                  Exhibit "B"

                                Concourse Space

                        Blueprint of Floorplan (sender)




                                   [GRAPHIC]

         Exhibit    -1"


Blueprint of floor plan (sender)


                                   [GRAPHIC]

         Exhibit "C-2"


Blueprint of floor plan (sender)


                                   [GRAPHIC]

         Exhibit "C-3"
                               TYPICAL FLOOR PLAN
                                     16-24




                                   [GRAPHIC]

                                  EXHIBIT "D"
                                39th Floor Space





                                   [GRAPHIC]

                                  Exhibit "E"
                                Bank Vault Space
                                       &
                               Subconcourse Space





                                   [GRAPHIC]

                                  EXHIBIT "F"
                            39th Floor Storage Space





                                   [GRAPHIC]